                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================





                              TELECORP PCS., INC.

             Increasing Rate Subordinated Notes Series A Due 2012

             Increasing Rate Subordinated Notes Series B Due 2012






                            NOTE PURCHASE AGREEMENT



                           Dated as of May 11, 1998

================================================================================

                               TABLE OF CONTENTS

                                                                                                               Page
1.       Authorization of Notes............................................................................     -2-
2.       Sale and Purchase of Notes........................................................................     -2-
         2.1      Sale of Series A Notes...................................................................     -2-
         2.2      Sale of Series B Notes...................................................................     -2-
3.       Closings; Fees....................................................................................     -2-
         3.1      Series A Closings........................................................................     -2-
         3.2      Series B Closings........................................................................     -3-
         3.3      Payments.................................................................................     -4-
         3.4      Legal Fees...............................................................................     -4-
4.       Terms of the Series A Notes and Series B Notes....................................................     -4-
         4.1      Scheduled Payment of Notes...............................................................     -4-
         4.2      Interest on Series A Notes...............................................................     -4-
         4.3      Interest on Series B Notes...............................................................     -5-
5.       Conditions to Closing.............................................................................     -6-
         5.1      Initial Series A Closing.................................................................     -6-
         5.2      Initial Series B Closing.................................................................     -9-
         5.3      Conditions to Series A Closings and Series B Closings....................................    -10-
6.       Representations and Warranties, etc...............................................................    -11-
         6.1      Organization, Standing, etc..............................................................    -11-
         6.2      Authorization; Enforceability............................................................    -12-
         6.3      Qualification............................................................................    -12-
         6.4      Financial Statements.....................................................................    -12-
         6.5      Changes, etc.............................................................................    -12-
         6.6      Compliance with Other Instruments, etc...................................................    -13-
         6.7      Governmental Consents, etc...............................................................    -13-
         6.8      Capital Stock and Related Matters........................................................    -13-
         6.9      Debt.....................................................................................    -14-
         6.10     Title to Properties; Liens...............................................................    -14-
         6.11     Litigation...............................................................................    -14-
         6.12     Patents, Trademarks, Authorizations, etc.................................................    -14-
         6.13     Requirements of Law......................................................................    -15-
         6.14     Federal Reserve Regulations..............................................................    -15-
         6.15     Status Under Certain Federal Statutes....................................................    -15-
         6.16     Compliance with ERISA....................................................................    -15-
         6.17     Offer of Securities......................................................................    -15-
         6.18     Use of Proceeds..........................................................................    -16-
         6.19     Solvency of the Company..................................................................    -16-
         6.20     Certain Fees.............................................................................    -16-
         6.21     Regulatory Compliance....................................................................    -16-

         6.22     Disclosure...............................................................................    -17-
         6.23     Subsidiaries.............................................................................    -17-
         6.24     Security Agreement.......................................................................    -17-
         6.25     Licenses.................................................................................    -18-
         6.26     Transaction Documents....................................................................    -18-
7.       Purchase Intent; Investor Status..................................................................    -19-
         7.1      Purchase Intent..........................................................................    -19-
         7.2      Accredited Investor......................................................................    -19-
8.       Furnishing of Information.........................................................................    -19-
         8.1      Financial Statements and Other Information...............................................    -19-
9.       Inspection; Confidentiality.......................................................................    -21-
         9.1      Inspection...............................................................................    -21-
         9.2      Confidentiality..........................................................................    -21-
10.      Prepayment of Notes...............................................................................    -22-
         10.1     Optional Prepayments.....................................................................    -22-
         10.2     Contingent Prepayments Upon Change of Control............................................    -22-
         10.3     Premium..................................................................................    -23-
         10.4     Mandatory Redemption of Series A Notes...................................................    -23-
         10.5     Mandatory Redemption of Series B Notes...................................................    -24-
         10.6     Notice of Optional Prepayments; Officers' Certificate....................................    -25-
         10.7     Allocation of Partial Prepayments........................................................    -25-
         10.8     Maturity; Surrender, etc.................................................................    -25-
         10.9     Acquisition of Notes.....................................................................    -25-
11.      Covenants.........................................................................................    -25-
         11.1     Payment of Notes.........................................................................    -25-
         11.2     Payment of Taxes and Claims..............................................................    -26-
         11.3     Liens, etc...............................................................................    -26-
         11.4     Restricted Payments......................................................................    -26-
         11.5     Consolidation, Merger, Sale of Assets, etc...............................................    -26-
         11.6     Requirements of Law......................................................................    -27-
         11.7     Transactions with Affiliates.............................................................    -27-
         11.8     Corporate Existence, etc.; Business......................................................    -28-
         11.9     Fundamental Business Change..............................................................    -28-
         11.10    Compliance with ERISA....................................................................    -28-
12.      Events of Default; Acceleration...................................................................    -28-
13.      Remedies on Default, etc..........................................................................    -31-
14.      Subordination.....................................................................................    -32-
         14.1     Notes Subordinate to Senior Debt.........................................................    -32-
         14.2     Payment of Proceeds Upon Dissolution, Etc................................................    -32-
         14.3     No Payment When Senior Debt in Default...................................................    -34-
         14.4     Acceleration of Subordinated Debt........................................................    -35-
         14.5     Payment Permitted If No Default..........................................................    -35-

         14.6     Subrogation To Rights of Holders of Senior Debt..........................................    -35-
         14.7     Provisions Solely To Define Relative Rights..............................................    -36-
         14.8     No Waiver of Subordination Provisions....................................................    -36-
         14.9     Reliance On Judicial Order or Certificate of Liquidating Agent...........................    -37-
15.      Definitions.......................................................................................    -37-
16.      Tax Matters.......................................................................................    -51-
         16.1     Taxes....................................................................................    -51-
17.      Notes held by Company, etc., Deemed Not Outstanding...............................................    -53-
18.      Payments on Notes.................................................................................    -53-
         18.1     Place of Payment.........................................................................    -53-
         18.2     Home Office Payment......................................................................    -54-
         18.3     Expenses, etc............................................................................    -54-
19.      Survival of Representations and Warranties........................................................    -55-
20.      Amendments and Waivers............................................................................    -55-
21.      Notices, etc......................................................................................    -55-
22.      Indemnification...................................................................................    -56-
23.      Successors and Assigns; Participations; Assignments; Replacement of Notes.........................    -56-
         23.1     Successors and Assigns...................................................................    -56-
         23.2     Participations...........................................................................    -57-
         23.3     Assignments..............................................................................    -57-
         23.4     Register.................................................................................    -58-
         23.5     Disclosure of Information in Connection with a Transfer                                      -58-
         23.6     Assignment to Federal Reserve Bank.......................................................    -58-
         23.7      Replacement of Notes....................................................................    -58-
24.      Remarketing.......................................................................................    -59-
25.      Adjustments.......................................................................................    -60-
26.      Miscellaneous.....................................................................................    -60-
27.      Submission To Jurisdiction; Waivers...............................................................    -60-
28.      Expansion Notes...................................................................................    -61-
29.      Waivers of Jury Trial.............................................................................    -62-

SCHEDULE A          Purchaser Information

SCHEDULE B          Disclosure Schedule

EXHIBIT A           Form of Increasing Rate Notes Series A due 2012

EXHIBIT B           Form of Increasing Rate Notes Series B due 2012

EXHIBIT C           Form of Opinion of Counsel to the Company

EXHIBIT D           Form of Security Agreement

                              TeleCorp PCS, Inc.
                            1101 17th Street, N.W.
                            Washington, D.C. 20050


        Increasing Rate Subordinated Notes Series A due January 1, 2012 Increasing Rate Subordinated Notes Series B due January 1, 2012

                                                                    May 11, 1998


Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, New Jersey  07974

Ladies and Gentlemen:

          TeleCorp PCS, Inc., a Delaware corporation (the "Company"), and its Subsidiaries intend to develop personal communications services ("PCS") Systems serving portions of the Boston, Massachusetts, Little Rock, Arkansas, St. Louis, Missouri, Houston, Texas, New Orleans, Louisiana, Louisville, Kentucky and Memphis, Tennessee MTAs (the "Designated Areas"), as well as additional MTAs and BTAs from time to time designated by the Company. The Company has entered into a Vendor Procurement Contract (as amended, modified or supplemented from time to time, the "Procurement Contract") dated as of the date hereof between the Company and you (in such capacity, the "Vendor") pursuant to which the Company shall purchase and the Vendor shall provide certain telecommunications systems and services for the development of the Company's PCS Systems in the Designated Areas all on the terms and conditions therein set forth.

          The Company intends to finance a portion of the development costs of such PCS Systems and certain working capital requirements by (a) issuing two series of increasing rate subordinated notes, (b) obtaining from the Cash Equity Investors on or prior to the Initial Series A Closing Date equity contributions in an amount not less than $25,000,000 and thereafter prior to or concurrent with any Series A Closing Date obtaining additional equity contributions which, together with amounts previously funded, shall be in an aggregate amount of $40,000,000 which contributions shall be refunded under the Securities Purchase Agreement, (c) obtaining from the Cash Equity Investors on or prior to the third annual anniversary of the initial closing under the

Securities Purchase Agreements at least $88,000,000 of additional cash equity (to be provided in cash or by contribution of securities of the Company and the reissuance of such securities by the Company to third parties), (d) entering into the Credit Agreement on or prior to the Initial Series B Closing Date pursuant to which the lenders party thereto shall commit to provide loans in an aggregate principal amount of up to $500,000,000 and (e) issuing one or more series of High Yield Debt (collectively, the transactions contemplated under the Procurement Contract and the financings contemplated by this paragraph are referred to as the "Financing Transactions").

          Certain capitalized terms used in this Agreement are defined in section 15; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

          The Company hereby agrees with you as follows:

          1.  Authorization of Notes.  The Company will authorize the issue
              ----------------------
and sale of (a) its Increasing Rate Subordinated Notes Series A due January 1, 2012 in an initial aggregate principal amount not to exceed $40,000,000 (the "Series A Notes"; such term to include any notes issued in substitution therefor pursuant to section 23.7 and any Additional Series A Notes), and to be substantially in the form of Exhibit A, and (b) its Increasing Rate Subordinated Notes Series B due January 1, 2012 in an initial aggregate principal amount not to exceed $40,000,000 (the "Series B Notes"; such term to include any notes issued in substitution therefor pursuant to section 23.7 and any Additional Series B Notes), and to be substantially in the form of Exhibit B, in each case, with such changes therefrom, if any, as may be approved by you and the Company. The Series A Notes and Series B Notes are collectively referred to as the "Notes"; the Additional Series A Notes and Additional Series B Notes are collectively referred to as the "Additional Notes."

          2.  Sale and Purchase of Notes.
              --------------------------

          2.1 Sale of Series A Notes.  From time to time commencing on the
              ----------------------
Initial Series A Closing Date and ending on the Series A Note Commitment Termination Date, the Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, Series A Notes in an aggregate initial principal amount not to exceed the Series A Note Commitment.

          2.2 Sale of Series B Notes.  From time to time commencing on the
              ----------------------
Initial Series B Closing Date and ending on the Series B Note Commitment Termination Date, the Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, Series B Notes in an aggregate initial principal amount not to exceed the Series B Note Commitment.

          3.   Closings; Fees.
               --------------

          3.1  Series A Closings.  (a)  The initial sale of the Series A Notes
               -----------------
to be purchased by you shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, at a closing (the "Initial Series A Closing") on May 29, 1998 or on such other Business Day thereafter as may be agreed upon by the Company and you (the "Initial Series A Closing Date"). At the Initial Series A Closing, the Company will deliver to you the Series A Notes to be purchased by you (which amount shall be specified by the Company to you in a notice delivered not less than two Business Days prior to the Initial Series A Closing Date) in the form of a single Series A Note (or such greater number of Series A Notes in denominations of at least $100,000 as you may request in a notice to the Company not less than one Business Day prior to the Series A Initial Closing Date) dated the Initial Series A Closing Date and registered in your name (or in the name of your nominee).

          (b) From time to time after the Initial Series A Closing Date but prior to the Series A Note Commitment Termination Date, the Company may issue to you, in accordance with the terms of this Agreement, additional Series A Notes (each, a "Series A Closing"). The Company shall deliver a notice to you setting forth the principal amount of the Series A Notes to be issued (which shall be in an amount equal to the lesser of (i) $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) the remaining amount of the Series A Note Commitment) and stating the date (which shall be not less than five Business Days after the date of such notice) on which the Company desires that you purchase such Series A Notes (each, a "Series A Closing Date"). At each Series A Closing, the Company will deliver to you the Series A Notes to be purchased by you in the form of a single Series A Note (or such greater number of Series A Notes in denominations of at least $100,000 as you may request not less than two Business Days prior to such Series A Closing Date) dated the date of such Series A Closing and registered in your name (or in the name of your nominee).

          3.2  Series B Closings.  (a) The initial sale of the Series B Notes
               -----------------
to be purchased by you shall take place at a closing (the "Initial Series B Closing") on the Initial Series B Closing Date at such time during the Series B Availability Period and at such location as the Company and you may agree. At the Initial Series B Closing, the Company will deliver to you the Series B Notes to be purchased by you (which amount shall be specified by the Company to you in a notice delivered not less than five Business Days prior to such Initial Series B Closing Date) in the form of a single Series B Note (or such greater number of Series B Notes in denominations of at least $100,000 as you may request at least one Business Day prior to the Initial Series B Closing Date) dated the Initial Series B Closing Date and registered in your name (or in the name of your nominee).

          (b) From time to time after the Initial Series B Closing Date but prior to the Series B Note Commitment Termination Date, the Company may issue to you, in accordance with the terms of this Agreement, additional Series B Notes (each, a "Series B Closing"). The Company shall deliver a notice to you setting forth the principal amount of the Series B Notes to be issued (which shall be in an amount equal to the lesser of (i) $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) the remaining amount of the Series B Note Commitment) and stating the date (which shall be not less than five Business Days after the date of such notice) on which the Company desires that you purchase such Series B Notes (each, a "Series B Closing Date"). At each Series B Closing, the Company will deliver to you the Series B Notes to be purchased by you in the form of a single Series B Note (or such greater number of Series B Notes in denominations of at least $100,000 as you may request not less than two Business Days prior to such Series B Closing Date) dated the date of such Series B Closing and registered in your name (or in the name of your nominee).

          3.3  Payments.  (a) Payment for each of the Notes issued on or prior
               --------
to the closing under the Credit Agreement and the drawing thereunder of loans in an aggregate principal amount of not less than $75,000,000 shall be in immediately available funds or, if the Company so elects, by notice to you not less than three Business Days prior to the Closing in respect of such Notes, by means of a credit against amounts due to the Vendor under the Procurement Contract; provided that, if the Company elects to credit amounts under the
          --------
Procurement Contract, (i) you shall specify by notice to the Company one Business Day prior to such Closing which invoices will be so credited and (ii) on the date of such Closing, you shall deliver copies of such invoices marked "paid" against presentation of the Notes to be delivered by the Company.

               (b) Payment for each of the Notes issued after the closing under the Credit Agreement and the drawing thereunder of loans in an aggregate principal amount of not less than $75,000,000 shall be in immediately available funds or, if you elect, by notice to the Company not less than three Business Days prior to the Closing in respect of such Notes, by means of a credit against amounts due to the Vendor under the Procurement Contract; provided that, if you
                                                          --------
elect to credit amounts under the Procurement Contract (i) you shall specify by notice to the Company one Business Day prior to such Closing which invoices will be so credited and (ii) on the date of such Closing, you shall deliver copies of such invoices marked "paid" against presentation of the Notes to be delivered by the Company.

          3.4  Legal Fees.  On the date of the Initial Series A Closing, the
               ----------
Company will pay the reasonable fees and disbursements of your special counsel (with evidence of time recorded as your special counsel may customarily provide) in connection with the transactions contemplated by this Agreement and thereafter the Company will promptly pay additional reasonable fees and disbursements of such special counsel, incurred in connection with such transactions.

          4.   Terms of the Series A Notes and Series B Notes.
               ----------------------------------------------

          4.1  Scheduled Payment of Notes.  The Company shall pay in full the
               --------------------------
outstanding aggregate principal amount of the Series A Notes, together with any accrued interest and other amounts with respect to such Notes no later than the Series A Final Maturity Date. The Company shall pay in full the outstanding aggregate principal amount of the Series B Notes, together with any accrued interest and other amounts with respect to such Notes no later than the Series B Final Maturity Date.

          4.2  Interest on Series A Notes.  The Series A Notes shall bear
               --------------------------
interest at an initial rate of 8.50% per annum; provided that if the Company
                                                --------
does not redeem all (but not less than all) the Series A Notes on or prior to January 1, 2001, such initial rate shall increase on each January 1, beginning January 1, 2001 and continuing thereafter, by an amount equal to 1.50% per annum or such lesser amount as will result in the Series A Notes bearing interest at the Maximum Rate (the "Series A Coupon Rate"). Interest on the Series A Notes shall be paid in arrears in cash on each six-month and yearly anniversary of the Initial Series A Closing Date (each, a "Series A Payment Date"), commencing with the date of initial issuance; provided, that (i) interest payable on the Series
                              --------
A Notes on or prior to May 11, 2004 shall be payable in Additional Series A Notes and (ii) thereafter at any time that payment of interest on the Series A Notes in cash shall be prohibited under the terms of the Credit Agreement or the High Yield Debt of the Company interest on the Series A Notes shall be payable in Additional Series A Notes. Any principal payments on the Series A Notes not paid when due and, to the extent permitted by applicable law, any interest payment on the Series A Notes not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Series A Notes. Interest on the Series A Notes shall be computed on the basis of a 360-day year and twelve 30-day months. In computing interest on the Series A Notes, the date of the making of the Series A Notes shall be included and the date of payment shall be excluded.

          4.3  Interest on Series B Notes.  The Series B Notes shall bear
               --------------------------
interest at an initial rate of 10.00% per annum; provided that if the Company
                                                 --------
does not redeem all (but not less than all) the Series B Notes on or prior to January 1, 2000, such initial rate shall increase on each January 1 beginning January 1, 2000 and continuing thereafter by an amount equal to 1.50% per annum or such lesser amount as will result in the Series B Notes bearing interest at the Maximum Rate (the "Series B Coupon Rate"). Interest on the Series B Notes shall be paid in arrears in cash on each six-month and yearly anniversary of the Initial Series B Closing Date (each, a "Series B Payment Date"), commencing with the date of initial issuance; provided, that (i) interest payable on the Series
                              --------
B Notes on or prior to May 11, 2004 shall be payable in Additional Series B Notes and (ii) thereafter at any time that payment of interest on the Series B Notes in cash shall be prohibited under the terms of the Credit Agreement or the High Yield Debt of the Company interest on the Series B Notes shall be payable in Additional Series B Notes. Any principal payments on the Series B Notes not paid when due and, to the extent permitted by applicable law, any interest payment on the Series B Notes not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Series B Notes. Interest on the Series B Notes shall be computed on the basis of a 360-day year and twelve 30-day months. In computing interest on the Series B Notes, the date of the making of the Series B Notes shall be included and the date of payment shall be excluded.

          5.   Conditions to Closing.
               ---------------------

          5.1  Initial Series A Closing.  Your obligation to purchase and pay
               ------------------------
for the Series A Notes to be sold to you at the Initial Series A Closing is subject to the fulfillment to your satisfaction, prior to or concurrently with such Closing, of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in this Agreement (other than the representations and warranties contained in sections 6.25 and 6.26 which shall be effective as of the closing of the transactions under the Credit Agreement) which are not qualified by Material Adverse Effect shall be correct in all material respects when made and at the time of such Closing and the representations and warranties contained in this Agreement that are qualified by Material Adverse Effect shall be correct when made and at the time of such Closing.

          (b)  Performance; No Default.  The Company shall have performed and
               -----------------------
complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and, at the time of the Initial Series A Closing, no Event of Default or Potential Event of Default shall have occurred and be continuing.

          (c)  Compliance Certificate.  The Company shall have delivered to you
               ----------------------
an Officers' Certificate, dated the Initial Series A Closing Date, certifying that the conditions specified in paragraphs (a) and (b) of this section 5.1 have been fulfilled.

          (d)  Delivery of Notes.  The Company shall have delivered to you the
               -----------------
Series A Notes to be purchased by you at such Closing, which shall be duly authorized, executed and delivered and shall be in such denominations as you shall previously have requested pursuant to section 3.

          (e)  Opinions of Counsel.  You shall have received from McDermott,
               -------------------
Will & Emery, counsel for the Company, favorable opinions substantially in the forms set forth in

Exhibit C and covering such matters as you may request, each addressed to you, dated the Initial Series A Closing Date and satisfactory in substance and form to you.

          (f)  Security Interest.  The Company shall have entered into the
               -----------------
Security Agreement. You shall have received a valid perfected first security interest in and lien upon all equipment (and the proceeds therefrom) provided by the Vendor to the Company under the Procurement Contract (including any equipment (and the proceeds therefrom) to be provided after such Closing.

          (g)  Procurement Contract.  The Company shall have executed and
               --------------------
delivered the Procurement Contract. The Procurement Contract shall be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor's rights generally and to general equitable principles (whether enforcement is sought by proceedings in equity or at law), shall be in full force and effect and no default or breach by the Company shall have occurred thereunder and be continuing.

          (h)  Consents, Agreements.  The Company shall have obtained all
               --------------------
consents and waivers under any term of any agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, or any term of any applicable law, ordinance, rule or regulation of any Governmental Authority or any term of any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, necessary or appropriate in connection with this Agreement, the Securities Purchase Agreement and the Procurement Contract, and such consents and waivers shall be in full force and effect on the Initial Series A Closing Date. A complete and correct copy of each such consent and waiver shall have been delivered to you.

          (i)  Compliance with Securities Laws.  The offering and sale of the
               -------------------------------
Notes (including any Notes to be issued after the Initial Series A Closing Date) to you shall have complied with all applicable requirements of federal and state securities laws and you shall have received evidence thereof in form and substance satisfactory to you.

          (j)  No Adverse U.S. Legislation, Action or Decision, etc.  No
               -----------------------------------------------------
legislation shall have been enacted by either house of Congress or favorably reported by any committee thereof, no formal published action shall have been taken by any United States Governmental Authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction in the United States, which would materially and adversely affect the Notes being purchased by you hereunder.

          (k)  No Actions Pending.  There shall be no suit, action,
               ------------------
investigation, inquiry or other proceeding by or before any Governmental Authority or any other Person or any other legal or administrative proceeding, pending or, to the Company's knowledge, threatened, which questions the validity or legality of the Financing Transactions or the payment, prepayment, administration, sale or other disposition of the Notes or performance by the Company of its obligations under this Agreement and the Security Agreement and seeks damages or injunctive or other equitable relief in connection therewith.

          (l)  Purchase Permitted By Applicable Law, etc.  On the Initial Series
               ------------------------------------------
A Closing Date, your purchase of Series A Notes (i) shall be permitted by the laws and regulations of each jurisdiction to which you are subject and (ii) shall not subject you to any tax (other than taxes based on net income) or penalty.

          (m)  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

          (n)  Fees.  The fees required to be paid on the Initial Series A
               ----
Closing Date under section 3.4 shall have been paid.

          (o)  Securities Purchase Agreement.  The Company shall have delivered
               -----------------------------
to you a certified copy of the Securities Purchase Agreement (together with all schedules and exhibits thereto), which Agreement shall be the legal, valid and binding obligation of each party thereto enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor's rights generally and to general equitable principles (whether enforcement is sought by proceedings in equity or at law), shall be in full force and effect and no breach or default thereunder shall have occurred which is continuing. The Company shall have received on or before the Initial Series A Closing Date not less than $25,000,000 of equity from the Cash Equity Investors on terms and conditions reasonably satisfactory to you.

          (p)  Senior Lender Commitment.  The Company and its Subsidiaries shall
               ------------------------
have delivered to you a certified copy of the Commitment Letter dated January 22, 1998 (the "Commitment Letter") from The Chase Manhattan Bank (the "Senior Lender") pursuant to which such Senior Lender shall have agreed to provide debt financing in an aggregate principal amount of not less than $435,000,000 on terms not less favorable to the Company than the "TeleCorp PCS, Inc. Senior Secured Credit Facilities Summary of Principal Terms and Conditions" appended as Exhibit A to such letter (the "Principal Terms and Conditions"); such Commitment Letter (including such Principal Terms and Conditions) shall not have been revoked, amended or modified and shall be in full force and effect.

          (q)  Commitment for Minimum Purchase.  The Company shall have entered
               -------------------------------
into the Procurement Contract, which shall be the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor's rights generally and to general equitable principles (whether enforcement is sought by proceedings in equity or at law), shall be in full force and effect and no breach or default thereunder shall have occurred which is continuing. Pursuant to the Procurement Agreement, the Company shall have irrevocably committed to purchase from the Vendor one mobile switching center and fifty base stations for each of the following Designated Areas:
Memphis, Tennessee; Little Rock, Arkansas; New Orleans, Louisiana and Boston, Massachusetts.

          (r)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
documents, instruments, and other legal matters in connection with the transactions contemplated by this Agreement and the Financing Transactions (to the extent the agreements evidencing such Financing Transactions have been or are required to have been completed as of the date of such Closing) shall be satisfactory to you in form and substance and you shall have received any other documents, instruments and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as you may reasonably request.

          5.2  Initial Series B Closing.  Your obligation to purchase and pay
               ------------------------
for the Series B Notes to be sold to you at the Initial Series B Closing is subject to the fulfillment to your satisfaction, prior to or concurrently with such Closing, of the following conditions:

          (a)  Representations and Warranties:  The representations and
               ------------------------------
warranties of the Company contained in this Agreement which are not qualified by Material Adverse Effect shall be correct in all material respects when made and at the time of such Closing and the representations and warranties of the Company contained in this Agreement that are qualified by Material Adverse Effect shall be correct when made and at the time of such Closing other than the representations and warranties contained in section 6.24, which shall cease to be effective on the date the Company consummates the transactions contemplated under the Credit Agreement.

          (b)  No Default.  No Potential Default or Event of Default shall have
               ----------
occurred and be continuing on such date or after giving effect to the issuance of the Series B Notes to be issued on such date.

          (c)  Compliance Certificate.  The Company shall have delivered to you
               ----------------------
an Officers' Certificates, dated the date of such Closing, certifying that the conditions specified in paragraphs (a) and (b) of this section 5.2 have been fulfilled.

          (d)  Delivery of Notes.  The Company shall have delivered to you the
               -----------------
Series B Notes to be purchased by you at such Closing, which shall be duly authorized, executed and delivered and shall be in such denominations as you shall have previously requested pursuant to section 3.

          (e)  Satisfaction of Conditions to Initial Series A Closing.  Each of
               ------------------------------------------------------
the conditions set forth in section 5.1 shall have been satisfied at and as of the Initial Series B Closing Date, except that the Security Agreement and any financing statement filed in connection therewith shall have been terminated and the security interests created thereunder released if the Company shall have consummated the transactions contemplated under the Securities Purchase Agreement and the Credit Agreement and prior to or concurrent with such release, the Extended Payment Term Facility shall have been repaid in full in compliance with paragraph (g).

          (f)  Securities Purchase Agreement.  The Transactions (as defined in
               -----------------------------
the Securities Purchase Agreement) to be completed at or prior to the closing of the Securities Purchase Agreement under Article II and Article III of such Agreement including (i) the contribution by each Cash Equity Investor of its Initial Cash Contributions and its irrevocable commitment to contribute an amount equal to its Aggregate Commitment (each as defined in the Securities Purchase Agreement), (ii) the contribution by AT&T and TWR of the Contributed Licenses (as defined in the Securities Purchase Agreement), (iii) the sale by AT&T to the Company of the Purchased Licenses (as defined in the Securities Purchase Agreement) and (iv) the actions under the Related Agreements as in effect on the date of such closing shall have been completed and each of the Securities Purchase Agreement and the Related Agreements shall be the legal, valid and binding obligation of each party thereto enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor's rights generally and to general equitable principles (whether enforcement is sought by proceedings in equity or at law), shall be in full force and effect and no breach or default thereunder shall have occurred which is continuing.

          (g)  Extended Payment Terms.  Prior thereto or concurrent with the
               ----------------------
issuance of the Series B Notes, the Company shall have paid in full all amounts owing to the Vendor under the Extended Payment Terms Facility using funds other than the proceeds of the Series B Notes.

          (h)  Disclosure Schedule.  If necessary, the Company shall have
               -------------------
delivered to you a revised section 6.8(b) setting forth the capitalization of each Subsidiary of the Company, section 6.9 of the Disclosure Schedule setting forth the Debt of the Company and its Subsidiaries outstanding, or for which the Company has any commitments on such Closing Date, and section 6.23 setting forth the identity of each Subsidiary of the Company other than TeleCorp PCS, LLC and TeleCorp Holdings.

          (i)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the Financing Transactions (to the extent the agreements evidencing such Financing Transactions have been or are required to have been completed as of the date of such Closing) shall be satisfactory to you in form and substance and you shall have received any other documents, instruments and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as you may reasonably request.

          5.3  Conditions to Series A Closings and Series B Closings:  Your
               -----------------------------------------------------
obligation to purchase and pay for any Notes to be sold to you at any Closing (other than the Initial Series A Closing and the Initial Series B Closing) is subject to the fulfillment to your satisfaction, prior to or concurrently with such Closing, of the following conditions:

          (a)  Representations and Warranties:  The representations and
               ------------------------------
warranties of the Company contained in this Agreement which are not qualified by Material Adverse Effect shall be correct in all material respects when made and at the time of such Closing and the representations and warranties of the Company contained in this Agreement that are qualified by Material Adverse Effect shall be correct when made and at the time of such Closing other than (i) the representations and warranties contained in section 6.24, which shall cease to be effective on the date the Company consummates the transactions contemplated under the Credit Agreement, and (ii) the representations and warranties contained in sections 6.25 and 6.26, which shall commence to be effective on any Closing which occurs on or after the closing of the transactions under the Credit Agreement.

          (b)  No Default.  No Potential Default or Event of Default shall have
               ----------
occurred and be continuing on such date or after giving effect to the issuance of the Notes to be issued on such date.

          (c)  Compliance Certificate.  The Company shall have delivered to you
               ----------------------
an Officers' Certificates, dated the date of such Closing, certifying that the conditions specified in paragraphs (a) and (b) of this section 5.3 have been fulfilled.

          (d)  Delivery of Notes.  The Company shall have delivered to you the
               -----------------
Notes to be purchased by you at such Closing, which shall be duly authorized, executed and delivered and shall be in such denominations as you shall have previously requested pursuant to section 3.

          (e)  Disclosure Schedule.  If necessary, the Company shall have
               -------------------
delivered to you a revised section 6.8(b) setting forth the capitalization of each subsidiary of the Company, section 6.9 of the Disclosure Schedule setting forth the Debt of the Company and its Subsidiaries outstanding, or for which the Company has any commitments on such Closing Date, and section 6.23 setting forth the identity of each Subsidiary of the Company other than TeleCorp PCS, LLC and TeleCorp Holdings.

          (f)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
documents, instruments, and other legal matters in connection with the transactions contemplated by this Agreement and the Financing Transactions (to the extent the agreements evidencing such Financing Transactions have been or are required to have been completed as of the date of such Closing) shall be reasonably satisfactory to you in form and substance and you shall have received any other documents, instruments and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as you may reasonably request.

          6.   Representations and Warranties, etc.  The Company represents and
               ------------------------------------
warrants as follows; provided that (i) the representations and warranties
                     --------
contained in section 6.24 shall cease to be effective on the date the Company consummates the transactions contemplated under the Credit Agreement and (ii) the representations and warranties contained in sections 6.25 and 6.26 shall be made commencing on the closing of the transactions under the Credit Agreement.

          6.1  Organization, Standing, etc.  Each of the Company and its
               ----------------------------
Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now conducted and as proposed to be conducted following the Financing Transactions. The Company has all requisite corporate power and authority to enter into this Agreement, to issue and sell the Notes and to carry out the transactions contemplated by this Agreement and the Financing Transactions.

          6.2  Authorization; Enforceability.  The Company has taken all
               -----------------------------
necessary corporate action to execute, deliver and perform this Agreement, the Security Agreement and the Notes and has validly executed and delivered each of such documents. Each of this Agreement and the Security Agreement constitutes, and each of the Notes and any other documents upon execution and delivery will
                                                         -
constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general equitable principles or principles of good faith and fair dealing.

          6.3  Qualification.  Each of the Company and its Subsidiaries is,
               -------------
and after giving effect to the Financing Transactions will be, duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect.

          6.4 Financial Statements.  (a)  The Company has delivered to you
               --------------------
complete and correct copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries dated as of March 31, 1998, and the related statements of income, stockholders' equity and cash flows for the three month period then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods specified, and present fairly in all material respects the financial position of the Company and its Subsidiaries as of the respective dates specified and the consolidated results of their operations and changes in financial position for the respective periods specified subject to normal year-end adjustments and footnote disclosure.

          (b) The forecast of the Company and its Subsidiaries contained in the business plan entitled "TeleCorp PCS Bank Plan" dated May 5, 1998 for the period commencing January 1, 1998 to and including December 31, 2007, prepared by a Responsible Officer of the Company presented on a consolidated basis has been prepared in good faith and utilizing reasonable assumptions; provided that
                                                             --------
nothing contained therein shall be deemed a representation that the results set forth in such Plan will be achieved.

          6.5  Changes, etc.  Except as set forth in section 6.5 of the
               -------------
Disclosure Schedule, since December 31, 1997, (a) there has been no change in the assets, liabilities or financial condition of the Company and its Subsidiaries, other than changes which have not been, in any case or in the aggregate, materially adverse to any of them, and (b) other than TeleCorp Holdings, neither the business, operations or affairs nor any of the properties or assets of the Company or its Subsidiaries has been affected by any occurrence or development (whether or not insured against) which has been, either in any case or in the aggregate, materially adverse to any of them.

          6.6  Compliance with Other Instruments, etc.  Neither the Company
               ---------------------------------------
nor any Subsidiary is, and, after giving effect to the Financing Transactions, neither the Company nor any Subsidiary will be, in violation of its certificate of incorporation or by-laws. Neither the Company nor any Subsidiary is, and, after giving effect to the Financing Transactions, neither the Company nor any Subsidiary will be, in material violation of any term of any agreement or instrument to which it is a party or by which it or any of its properties or assets is bound, or any term of any applicable law, ordinance, rule or regulation of any Governmental Authority or any term of any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, the consequences of any which violation (or all such violations in the aggregate) would reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Notes and the Security Agreement will not result in any material violation of or be in material conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company to create) any Lien upon any of the properties or assets of the Company pursuant to any such term.

          6.7  Governmental Consents, etc.  No consent, approval or
               ---------------------------
authorization of, or declaration or filing with, any Governmental Authority on the part of any of the Company or any of its Subsidiaries is required for the valid execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the valid offer, issue, sale and delivery of the Notes, other than those which have been obtained or made and are unconditional and in full force and effect.

          6.8  Capital Stock and Related Matters.
               ---------------------------------

          (a)  The authorized Capital Stock of the Company is as set forth in section 6.8 of the Disclosure Schedule. Except in each case as specified therein, the Company does not have outstanding securities convertible into or exchangeable for any shares of its Capital Stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its Capital Stock or any securities convertible into or exchangeable for any shares of its Capital Stock.

          (b) The authorized Capital Stock of each Subsidiary of the Company, and the number of shares issued and outstanding, is as set forth in section 6.8 of the Disclosure Schedule. Except as set forth in section 6.8 of the Disclosure Schedule, no Subsidiary of the Company has any outstanding securities convertible into or exchangeable for any shares of its Capital Stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its Capital Stock or any securities convertible into or exchangeable for any shares of its Capital Stock.

          (c) The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its Capital Stock. The Company is not required to file, nor has it filed, pursuant to Section 12 or Section 14(d) of the Exchange Act, a registration statement relating to any class of its debt or equity securities.

          6.9  Debt.  Section 6.9 of the Disclosure Schedule (as revised, if
               ----
necessary pursuant to section 5.2(j)) correctly describes all Debt of the Company and its Subsidiaries outstanding, or for which the Company or any Subsidiary has commitments on the date hereof and all Debt of the Company and its Subsidiaries to be outstanding, or for which the Company or any Subsidiary will have commitments, on the Initial Series A Closing Date and the Initial Series B Closing Date, in each case, after giving effect to the Financing Transactions.

          6.10 Title to Properties; Liens.  Each of the Company and its
               --------------------------
Subsidiaries has good and marketable title to all its material owned properties and assets, and none of such properties or assets will be subject to any Liens other than the Liens in favor of the administrative or lead agent under the Credit Agreement for the benefit of the Lenders thereunder and other Liens permitted under the Credit Agreement including any Liens as to which the Lenders under the Credit Agreement shall have granted their consent or waived any objection and other Liens which could not reasonably be expected to have a Material Adverse Effect. On each Closing Date and after giving effect to the Financing Transactions, each of the Company and its Subsidiaries will enjoy peaceful and undisturbed possession under all leases necessary for the operation of its business, and all such leases will be valid and subsisting and will be in full force and effect except where such failure could not reasonably be expected to have a Material Adverse Effect. No Lien currently exists which would require the Company to equitably and ratably secure the Obligations hereunder and under the Notes pursuant to section 11.3.

          6.11 Litigation.  Except as set forth in section 6.11 to the
               ----------
Disclosure Schedule, there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened which questions the validity or legality of the Financing Transactions or this Agreement, the Notes or the Security Agreement, or any action taken or to be taken pursuant to this Agreement, the Notes or the Security Agreement or which would reasonably be expected to have a Material Adverse Effect.

          6.12 Patents, Trademarks, Authorizations, etc.  Each of the Company
               ----------------------------------------
and its Subsidiaries owns or is licensed to use all patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business, without any known conflict with the rights of others except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. Upon the closing of the transactions under the Securities Purchase Agreement and the Related Agreements, the Company will be licensed to market under the AT&T brand name and to use the trademarks, service marks, logo and trade dress licensed thereunder for a period of not less than five years.

          6.13 Requirements of Law.  Each of the Company and its Subsidiaries
               -------------------
is in compliance with all Requirements of Law applicable to it and its business, except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

          6.14 Federal Reserve Regulations.  The Company will not use any of
               ---------------------------
the proceeds of the sale of the Notes for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might constitute this transaction a "purpose credit", in each case, within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended) or Regulation U of such Board (12 C.F.R. 221, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulation T (12 C.F.R. 220, as amended) or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board. No Debt of the Company or any Subsidiary being reduced or retired out of the proceeds of the sale of the Notes was incurred for the purpose of purchasing or carrying any such "margin stock" and neither the Company nor any Subsidiary owns or has any present intention of acquiring any such "margin stock".

          6.15  Status Under Certain Federal Statutes.  Neither the Company
                -------------------------------------
nor any Subsidiary is, and after giving effect to the Financing Transactions none of them will be, (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; (c) a "public utility", as such term is defined in the Federal Power Act, as amended; or (d) a "rail carrier or a person controlled by or affiliated with a rail carrier", within the meaning of Title 49, U.S.C., or a "carrier" to which 49 U.S.C. (S) 11301(b)(1) is applicable. Neither the Company nor any Subsidiary is subject to regulation under any Federal or state statute, regulation, decree or order which limits its ability to incur Debt or conditions such ability upon any act, approval or consent of any Governmental Authority.

          6.16  Compliance with ERISA.  Neither the acquisition of the Notes
                ---------------------
by you nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Code, or Section 406 of ERISA.

          6.17  Offer of Securities.  The sale of the Notes in accordance with
                -------------------
the terms of this Agreement (a) is exempt from the registration requirements of the Securities Act and applicable state securities or blue sky laws and (b) does not require the qualification of an indenture under the Indenture Act. Neither the Company nor any financial advisor of the Company has directly or indirectly offered the securities to be purchased by you pursuant to this Agreement or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person other than you. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act.

          6.18  Use of Proceeds.  The Company will apply the proceeds of the
                ---------------
sale of the Notes solely to develop PCS Systems in the Designated Areas.

          6.19  Solvency of the Company.  As of each Closing Date, (a) the
                -----------------------
aggregate value of all the assets of the Company and its Subsidiaries taken as a whole, at a fair valuation, will exceed the total liabilities of such Person (including contingent, subordinated, unmatured and unliquidated liabilities);
(b) each of the Company and its Subsidiaries will be able to pay its debts as they mature; and (c) neither the Company nor any Subsidiary will have unreasonably small capital for the business in which it is proposed to be engaged. For purposes of this section 6.20, the "fair valuation" of any asset will be that amount which may be realized within a reasonable time, either through collection or sale of such asset at fair market value, defining the latter as the amount which could be obtained for the property in question within such period by a willing seller from a willing buyer, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both. Neither the Company nor any Subsidiary has any intent to hinder, delay or defraud any entity to which it is, or will become, on or after the Initial Series A Closing Date, indebted or to incur debts that would be beyond its ability to pay as they mature.

          6.20  Certain Fees.  Except for the fees referred to in section 3.4
                ------------
and as disclosed on section 6.21 of the Disclosure Schedule, no broker's or finder's fee or commission has been paid or will be payable by the Company with respect to the offer, issue and sale of the Notes or with respect to the Financing Transactions and the Company hereby indemnifies you against, and will hold you harmless from, any claim, demand or liability asserted against you for broker's or finder's fees alleged to have been incurred by the Company or any other Person (other than you or your Affiliates) in connection with any such offer, issue and sale or the Financing Transactions or any of the other transactions contemplated by this Agreement.

          6.21  Regulatory Compliance.  (a) The Company and its Subsidiaries
                ---------------------
are in compliance with the Communications Act and the Telecommunications Act, except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

          (b) None of the chief executive officer, chief operating officer, chief financial officer, general counsel or any other officer or employee of the Company specifically charged with having knowledge of or monitoring FCC matters has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings of or before the FCC, which could reasonably be expected to have a Material Adverse Effect.

          (c) Each of the Company and its Subsidiaries holds all Licenses necessary for the operation of its business as currently conducted except where the failure to hold such Licenses could not reasonably be expected to have a Material Adverse Effect (it being understood that on the date hereof neither Company nor its Subsidiary has any Licenses and no Licenses are required for the operation of the business of the Company or such Subsidiary as currently conducted). No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any such License in any respect that could reasonably be expected to have a Material Adverse Effect, or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Borrower or its Subsidiaries under any License in any respect that could reasonably be expected to have a Material Adverse Effect.

          (d) The Company and its Subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, the Telecommunications Act and under any other applicable federal, state and local laws, and all such filings were when made true, correct and complete in all material respects, except to the extent that the failure of any of the foregoing to be true and correct could not reasonably be expected to have a Material Adverse Effect.

          (e) TeleCorp Holdings currently qualifies, and at all times since it has held any Licenses from the FCC has qualified and will qualify, as a "very small business," as defined in 47 C.F.R. 101.112(b), and neither the Company nor Telecorp Holdings has committed or has any present intention to take any action that would result in Telecorp Holdings not being qualified as a "very small business" other than by reason of its annual gross revenues. As a result of the closing of the transactions under Article II and Article III of the Securities Purchase Agreement the Company owns (or, prior to such closing, the Company will own) 100% of the issued and outstanding Capital Stock of TeleCorp Holdings.

          6.22  Disclosure.  Neither this Agreement nor any other document,
                ----------
certificate or instrument delivered to you by or on behalf of the Company in connection with the transactions contemplated by this Agreement taken as a whole contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading (it being understood that, except as set forth in section 6.4, no representation or warranty is made with respect to any projections or other prospective financial information). There is no fact known to the Company (other than matters of a general economic or political nature which do not affect the Company uniquely) which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates and instruments delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and thereby.

          6.23  Subsidiaries.  On the Initial Series A Closing Date, the
                ------------
Borrower's only Subsidiary is TeleCorp PCS, LLC. On the Initial Series B Closing Date, the Borrower's only subsidiaries will be TeleCorp Holdings, TeleCorp PCS, LLC and such other Subsidiaries as Borrower shall identify to you by written notice on or prior to such Closing Date.

          6.24  Security Agreement.  Except as enforceability may be limited
                ------------------
by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), the Security Agreement is effective to create in your favor a legal, valid and enforceable security interest in the collateral secured thereunder and the proceeds thereof and, when financing statements with respect to such collateral and proceeds have been filed in each of the jurisdictions set forth in section 6.24 to the Disclosure Schedule, you shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Company in such collateral and the proceeds thereof as described in the Security Agreement.

          6.25  Licenses.  (a) (i) The Company and its Subsidiaries hold all
                --------
Licenses necessary to operate a System in each of the MTAs in the Designated Areas, (ii) such Licenses have been duly issued by the FCC and are in full force and effect and (iii) the Company and its Subsidiaries are in compliance in all material respects with all the provisions of each such License. No such License is subject to any pending or, to the knowledge of the Company, threatened revocation, adverse modification, suspension or termination proceeding or action.

          (b) The Company and its Subsidiaries hold all Licenses necessary to operate Systems in MTAs and BTAs covering at least 11,100,000 POPs, and such Licenses have been duly issued by the FCC, are held by the Company or any Subsidiary and are in full force and effect; and the Company and its Subsidiaries are in compliance in all material respects with all of the provisions of each such License.

          6.26  Transaction Documents. (a)  The Company has delivered to you
                ---------------------
complete and correct copies of each of the Transaction Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, as such Documents are in effect on the date this representation is made or deemed made. Each of the Transaction Documents, as such Documents are in effect on the date this representation is made or deemed made, has been duly executed and delivered by the Company, each Subsidiary and other party thereto and is a legal, valid and binding obligation of the Company, Subsidiary and each other party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law). The transactions under Article II and Article III of the Securities Purchase Agreement contemplated to be completed on the Closing Date (as defined in the Securities Purchase Agreement) have been consummated in accordance with the terms thereof, each Transaction Document is in full force and effect.

          (b) The representations and warranties of the Company and to the knowledge of the chief executive officer, chief operating officer, chief financial officer and the general counsel of the Company, each other party to the Transaction Documents, as such Documents are in effect on the date this representation is made or deemed made, are true and correct in all material respects except where the failure of such representations to be true and correct in all material respects could not reasonably be expected to have a Material Adverse Effect. Such representations and warranties, together with the definitions of all defined terms used therein, are by this reference deemed incorporated herein mutatis mutandis and you are entitled to rely on the
                    ----------------
accuracy of such representations and warranties.

          7.    Purchase Intent; Investor Status.
                --------------------------------

          7.1   Purchase Intent.  You represent that you are purchasing the
                ---------------
Notes for your own account, not with a view to the distribution thereof or with any present intention of distributing or selling any of such Notes except in compliance with the Securities Act and any applicable state securities laws; provided that the disposition of your property shall at all times be within your
--------
control.

          7.2   Accredited Investor.  You are knowledgeable, sophisticated and
                -------------------
experienced in business and financial matters; you acknowledge that the Notes have not been registered under the Securities Act; you understand that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; you are able to bear the economic risk of your investment in the Notes and are presently able to afford the complete loss of such investment; you are an "accredited investor" as defined in Regulation D promulgated under the Securities Act; and you have been afforded access to information about the Company and its Subsidiaries and their financial condition, results of operations, business, property, management and prospects sufficient to enable you to evaluate your investment in the Notes. You acknowledge that you have conducted your own analysis of the foregoing factors.

          8.    Furnishing of Information.
                -------------------------

          8.1   Financial Statements and Other Information.  The Company will
                ------------------------------------------
deliver to you, so long as you shall be entitled to purchase Notes under this Agreement or you or your nominee shall be the holder of any Notes and to each other holder of any Notes:

          (a) within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by a principal financial officer of the Company as having been prepared in accordance with GAAP (except for the absence of notes thereto) applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, subject to changes resulting from normal year-end audit adjustments;

          (b) within 90 days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, accompanied by a report thereon of Coopers & Lybrand, or other independent public accountants of recognized national standing selected by the Company (and reasonably satisfactory to the Required Holders) (subject to section 17), which report shall state that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards together with a consolidating balance sheet and consolidating statements of income and cash flow reviewed by Coopers & Lybrand and certified by a principal financial officer of the Company as presenting fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in accordance with GAAP (except as specifically set forth therein) applied on a basis consistent with prior years;

          (c) promptly upon receipt thereof, copies of all reports submitted to the Company or any Subsidiary by independent public accountants in connection with each annual, interim or special audit of the books of the Company or such Subsidiary made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company or its Subsidiaries;

          (e) subject to Section 30, promptly upon any Responsible Officer obtaining knowledge of any condition or event which constitutes an Event of Default or Potential Event of

Default, or that the holder of any Note has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement or that any Person has given any notice to the Company or any Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph (g) of section 12, an Officers' Certificate describing the same and the period of existence thereof and what action the Company and its Subsidiaries have taken, are taking and propose to take with respect thereto;

          (f) (i) prior to the completion by the Company a Qualifying High Yield Offering, such other information as the Company may provide to the lenders (or to the lead agent or administrative agent for the lenders) under the Credit Agreement (including any certifications or statements with respect to the Company's financial condition or otherwise, in each case, modified as necessary to reflect compliance with this Agreement) and (ii) thereafter, in lieu of the information provided in clause (i), such information as the Company may provide to the holders of its High Yield Debt (including any such certifications); provided that, in connection with any remarketing of the Notes after the
--------
completion by the Company of a Qualifying High Yield Offering, you may request and, subject to section 9.2, the Company shall provide to any prospective participant or assignee such information as the Company may provide to the lenders (or to the lead agent or administrative agent for the benefit of the lenders) under the Credit Agreement.

          8.2  Opinion of Counsel.  Concurrent with the closing of the
               ------------------
transactions under the Credit Agreement, the Company will deliver an opinion addressed to you of (a) Wiley, Rien & Fielding, special FCC counsel to the Company, and (b) McDermott, Will & Emery, special counsel to the Company, each in the same form and addressing the same issues as are addressed in the opinion of each such firm delivered to the lenders or to the agent, for the benefit of the lenders in connection with the Credit Agreement.

          9.   Inspection; Confidentiality.
               ---------------------------

          9.1  Inspection.  Subject to section 30, the Company will permit and
               ----------
will cause its Subsidiaries to permit any authorized representatives designated by any holder or holders of 25% or more in principal amount of the Notes at the time outstanding (subject to section 17), upon reasonable prior notice and during normal business hours, to visit and inspect any of the properties of the Company and its Subsidiaries, including their books of account, and to make copies and to take extracts therefrom, and to discuss their affairs, finances and accounts all at such reasonable times; provided, that so long as no Event of
                                           --------
Default has occurred and is continuing (i) if the Notes are held by a single holder, such holder shall be permitted one such visit and inspection in each year and (ii) if the Notes are held by more than one holder, the holders collectively shall be permitted two such visits and inspections in each year.

          9.2  Confidentiality.  (a) You agree to exercise all reasonable
               ---------------
efforts (consistent with your customary methods for keeping information confidential) to keep any information delivered or made available by the Company confidential from anyone other than persons employed or retained by you who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereunder; provided, that nothing
                                                       --------
herein shall prevent you from disclosing such information (i) to any Affiliate (provided that you shall be responsible for any breach of this provision by such
 --------
Affiliate) or to any other holder of the Notes, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or Governmental Authority having jurisdiction over you, (iv) that has been publicly disclosed, (v) in connection with any litigation relating to the Notes, this Agreement or any transaction contemplated hereby to which any of you, the Company or any Subsidiary may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to your legal counsel and independent auditors and (viii) to any proposed participant or assignee of all or any part of the Notes hereunder, if such other Person, prior to such disclosure, agrees, in writing, for the benefit of the Company to comply with the provisions of this section 9.2 (it being understood that prior to any disclosure under clause (ii), (iii) or (v) of this proviso, you shall, if reasonably practicable and if such action could not reasonably be expected to subject you to any civil or criminal sanction or penalty, notify the Company of such potential disclosure so as to afford the Company the opportunity to contest such disclosure).

          (b) The Company shall use its good faith efforts to obtain from any Governmental Authority to whom this Agreement or the terms thereof must be disclosed or publicly filed confidential treatment with respect to those provisions of this Agreement and the Notes which relate to the interest rate, pricing and remarketing and such other provisions as you may reasonably designate. The Company shall cooperate with you in such manner as you may reasonably request to obtain such confidential treatment and will promptly advise you of any discussions with representatives of any Governmental Authority with respect to obtaining such treatment.

          (c)  The provisions set forth in this section 9.2 are subject to section 30.

          10.  Prepayment of Notes.
               -------------------

          10.1 Optional Prepayments.
               --------------------

          (a) The Company, at its option, upon notice as provided in section 10.6, may redeem at any time, in whole or in part (in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof), without premium, any Notes that are held by the Vendor or any Affiliate to the extent that participations have not been granted to Participants (other than Participants who are Affiliates of the Vendor) in such Notes.

          (b) Subject to section 10.01 (a), with respect to any Series A Notes which the Vendor has either assigned or granted participations, in each case, to Persons who are not Affiliates of the Vendor, the Company, at its option, upon notice as provided in section 10.6, may redeem at any time prior to May 1, 2002 in whole or in part (in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof), without premium, any such Series A Notes; provided, that any such Series A Notes that are not redeemed prior to
       --------
such date shall not be subject to redemption prior to May 1, 2007. On or after May 1, 2007, such Series A Notes shall be subject to redemption at a price equal to 100% of the aggregate principal amount being so redeemed plus a premium expressed as a percentage of the Series A Coupon Rate (determined in accordance with section 10.3(a)).

          (c) Subject to section 10.01 (a), with respect to any Series B Notes which the Vendor has either assigned or granted participations, in each case, to Persons who are not Affiliates of the Vendor, the Company, at its option, upon notice as provided in section 10.6, may redeem at any time prior to May 1, 2000, in whole or in part (in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof), without premium, any such Series B Notes; provided, that any such Series B Notes that are not redeemed prior to
       --------
such date shall not be subject to redemption prior to May 1, 2005. On or after May 1, 2005, such Series B Notes shall be subject to redemption at a price equal to 100% of the aggregate principal amount being so redeemed plus a premium expressed as a percentage of the Series B Coupon Rate (determined in accordance with section 10.3(b).

          10.2 Contingent Prepayments Upon Change of Control.  In the event
               ---------------------------------------------
of the occurrence of a Change of Control, the Company shall give prompt written notice thereof to each holder of the Notes, by facsimile transmission (and shall confirm such notice by prompt telephonic advice to an investment officer of each such holder) or registered mail, which notice shall also contain a written, irrevocable offer by the Company to prepay, not more than 60 days and not less than 30 days after the date of such notice, the Notes held by such holder in full (and not in part); provided that such prepayment shall be permitted under
                        --------
the Credit Agreement and the other Funded Debt Documents of the Company. Upon the acceptance of such offer by such holder by written notice to the Company at least 10 days prior to the date of prepayment specified in the Company's offer, such prepayment of the Notes shall be made at a premium (determined in accordance with section 10.3) expressed as a percentage of the Series A Coupon Rate or Series B Coupon Rate, as applicable, together with, in each case, accrued and unpaid interest through the date of purchase. Any offer by the Company to prepay the Notes pursuant to this section 10.2 shall be accompanied by an Officers' Certificate certifying that the conditions of this section 10.2 have been fulfilled and specifying the particulars of such fulfillment. If the holder of any Notes shall accept such offer, the principal amount of such Notes shall become due and payable on the date specified in such offer. Notwithstanding the foregoing, if a Change of Control shall occur prior to May 1,2002, in the case of the Series B Notes, or May 1,2000, in the case of the Series A Notes, the Company may in lieu of such irrevocable offer to prepay elect to prepay the Series A Notes or the Series B Notes pursuant to section 10.1; provided that (a) such prepayment shall be for all the
                          --------
Notes of such Series and (b) all the Notes then outstanding shall be redeemed or prepaid; provided further, that such time restrictions shall not apply to any
         -------- -------
Notes held by the Vendor or any of its Affiliates (except to the extent participations have been granted to Persons who are not Affiliates of the Vendor).

          10.3 Premium.  (a) For the purposes of clauses (b) and (c) of
               -------
sections 10.1 and for purposes of section 10.2, whenever a premium is required to be paid upon prepayment of any Series A Note, the applicable premium shall be
(i) for twelve-month period commencing May 31, 2007, 50% of the Series A Coupon Rate and (ii) for each twelve-month period thereafter, the excess of (A) the applicable premium for the prior twelve-month period over (B) the product obtained by multiplying (1) 50% by (2) a fraction, the numerator of which is 1 and the denominator of which is the lesser of (x) 5 and (y) the number of years from May 31, 2007 to the Series A Final Maturity Date.

          (b) For the purposes of sections 10.1 and 10.2, whenever a premium is required to be paid upon prepayment of any Series B Note, the applicable premium shall be (i) for the twelve-month period commencing May 31, 2005, 50% of the Series B Coupon Rate and (ii) for each twelve-month period thereafter, the excess of (A) the applicable premium for the prior twelve-month period over (B) the product obtained by multiplying (1) 50% by (2) a fraction, the numerator of which is 1 and the denominator of which is the lesser of (x) 5 and (y) the number of years from May 31, 2005 to the Series B Final Maturity Date.

          10.4 Mandatory Redemption of Series A Notes.  In the event that the
               --------------------------------------
Net Securities Proceeds, received by the Company from Equity Issuances shall exceed $130,000,000 as adjusted under section 28, the Company shall give prompt written notice thereof (which notice shall in any event be within 10 days after such receipt) to each holder of the Series A Notes by facsimile transmission (and shall confirm such notice by prompt telephonic advice to an investment officer of each such holder) or by registered mail. Such notice shall state that on a date specified thereon (which date shall be not less than 15 days after the date of such notice) the Company shall redeem to the extent of such excess the aggregate principal amount of the Series A Notes held by each holder for a price equal to the aggregate principal amount thereof plus accrued interest; provided that if all or any portion of such redemption of the Series A
          --------
Notes shall not be permitted under the Credit Agreement (i) the Company shall redeem Series A Notes in a principal amount equal to the maximum amount of the Net Securities Proceeds permitted to be so applied under the Credit Agreement which in no event shall be less than 50% of all Net Securities Proceeds in excess of $130,000,000 as adjusted under section 28 (the "Proceeds Redemption Amount") and (ii) from time to time thereafter if the Company shall receive additional proceeds from Equity Issuances, the Company shall redeem Series A Notes in a principal amount equal to the Proceeds Redemption Amount until the Series A Notes have been redeemed in full. Any notice from the Company to redeem all or a portion of the Series A Notes pursuant to this section 10.4 shall be accompanied by an Officers' Certificate certifying that the conditions of this section 10.4 have been fulfilled. On the date specified in the Company's notice, the Company, upon receipt of an outstanding Series A Note, shall redeem all or such portion of such Series A Note together with accrued interest thereon and shall promptly mail to the holder of such Series A Note payment therefor and, if applicable, a new Series A Note in a principal amount equal to the excess of the principal amount of the Series A Note redeemed in connection with such redemption over the principal amount of such Series A Note so redeemed.

          10.5 Mandatory Redemption of Series B Notes.  (a) In the event that
               --------------------------------------
the Company receives the Net Debt Proceeds from a High Yield Offering and such Net Debt Proceeds, (together with any prior Net Debt Proceeds previously received by the Company and its subsidiaries from any other High Yield Offerings) are less than $120,000,000 in the aggregate (as adjusted pursuant to section 28), the Company shall give prompt written notice thereof (which notice shall in any event be within 10 days after such receipt) to each holder of the Series B Notes by facsimile transmission (and shall confirm such notice by prompt telephonic advice to an investment officer of each such holder) or by registered mail. Such notice shall state that on a date specified therein (which date shall not be less than 15 days after the date of such notice) the Company, upon receipt of the outstanding Series B Note, shall redeem Series B Notes in an aggregate principal amount equal to the Debt Redemption Amount. Any notice from the Company to redeem any of the Series B Notes pursuant to this section 10.5(a) shall be accompanied by an Officer's Certificate certifying that the conditions of this section 10.5(a) have been fulfilled. On the date specified in the Company's notice, the Company, upon receipt of an outstanding Series B Note, shall redeem such portion of such Series B Note together with accrued interest thereon and shall promptly mail to the holder of such Series B Note the redemption payment therefor and a new Series B Note in a principal amount equal to the excess of the principal amount of the Series B Note submitted in connection with such redemption over the principal amount of such Series B Note so redeemed.

          (b) In the event that the Net Debt Proceeds received by the Company from High Yield Offerings equal or exceed $120,000,000 in the aggregate (as adjusted pursuant to section 28), the Company shall give prompt written notice thereof (which notice shall in any event be within 10 days after such receipt) to each holder of Series B Notes by facsimile transmission (and shall confirm such notice by prompt telephonic notice to an investment officer of each such holder) or by registered mail. Such notice shall state that on a date specified therein (which date shall be not less than 15 days after the date of such notice) the Company shall redeem all the Series B Notes then outstanding. Any notice from the Company to redeem all the Series B Notes pursuant to this section 10.5(b) shall be accompanied by an Officer's Certificate certifying that the conditions in this section 10.5(b) have been fulfilled. On the date specified in the Company's notice, the Company, upon receipt of an outstanding Series B Note, shall redeem such Series B Note together with accrued interest thereon and shall promptly mail to the holder of such Series B Note the redemption payment therefor.

          10.6 Notice of Optional Prepayments; Officers' Certificate.  The
               -----------------------------------------------------
Company will give each holder of any Notes written notice of each optional prepayment under section 10.1 not less than 15 days and not more than 60 days prior to the date fixed for such prepayment, in each case specifying such date, the aggregate principal amount of the Notes to be prepaid, the principal amount of each Note held by such holder to be prepaid, and the premium, if any, applicable to such prepayment. Such notice shall be accompanied by an Officers' Certificate certifying that the conditions of such section have been fulfilled and specifying the particulars of such fulfillment.

          10.7 Allocation of Partial Prepayments.  In the case of each
               ---------------------------------
partial prepayment paid or to be prepaid (except a prepayment pursuant to section 10.2), the principal amount of the Notes to be prepaid shall be allocated (in integral multiples of $1,000) among all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion. In the case of each partial prepayment under section 10.2, the principal amount of the Notes to be prepaid or purchased, as applicable, shall be allocated pro rata among the holders who accepted such prepayment offer or offer to tender.

          10.8 Maturity; Surrender, etc. In the case of each prepayment, the
               -------------------------
principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable premium, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

          10.9 Acquisition of Notes.  The Company shall not, and shall not
               --------------------
permit any Subsidiary or Affiliate to, purchase, redeem or otherwise acquire any Note except upon the payment, redemption or prepayment thereof in accordance with the terms of this Agreement and such Note.

          11.  Covenants.  The Company covenants that from the date of this
               ---------
Agreement through the Initial Series A Closing and thereafter so long as any of the Notes are outstanding:

          11.1 Payment of Notes.  The Company shall pay the principal of,
               ----------------
premium, if any, and interest on the Notes on the dates and in the manner provided herein and in the Notes.

          11.2 Payment of Taxes and Claims.  Subject to section 30, the
               ---------------------------
Company shall, and shall cause each Subsidiary to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits as and when due and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets; provided that (i) no such charge or claim need be paid if being contested in
--------
good faith by appropriate proceedings diligently conducted, if reserves or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and (ii) there shall be no default pursuant to this section if the failure to pay any of the foregoing could not reasonably be expected to have Material Adverse Effect.

          11.3 Liens, etc.  The Company shall not, and shall not permit any
               ----------
Subsidiary to, directly or indirectly incur, issue, assume, guarantee or suffer to exist any High Yield Debt or any other Debt which ranks pari passu or junior to the Notes which is secured by any Lien on any property or assets of the Company or any Subsidiary or on any shares of Capital Stock of any Subsidiary, without effectively providing that the principal of, premium, if any, and interest on the Notes shall be secured equitably and ratably with (or prior to) such High Yield Debt or other Debt; provided that the priority of such lien shall be subordinated to any Liens securing any High Yield Debt that is senior to the Notes Debt.

          11.4 Restricted Payments.  Unless (a) no Event of Default or
               -------------------
Potential Event of Default shall exist which is continuing and (b) the Company shall have paid all interest on the Notes on each of the prior three Payment Dates in cash, the Company shall not declare or make any Restricted Payment; provided that the restriction set forth in clause (b) shall not apply to
--------
Restricted Payments made by the Company in respect of shares of Series A Convertible Preferred Stock $.01 par value which are outstanding and held by AT&T PCS, TWR or any other wholly-owned Subsidiary of AT&T which payments shall not exceed $100 per share per year.

          11.5 Consolidation, Merger, Sale of Assets, etc.  The Company shall
               -------------------------------------------
not, and shall not permit any Subsidiary to, directly or indirectly:

          (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that:

               (i) any Subsidiary of the Company may consolidate with or merge into the Company or a Subsidiary (or any Person who, after giving effect to any such merger or consolidation would be a Subsidiary) if the Company or such Subsidiary, as the case may be, shall be the surviving corporation and if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default or Potential Event of Default;

               (ii) any corporation (other than a Subsidiary) may consolidate with or merge into the Company if the Company shall be the surviving corporation and if, immediately after giving effect to such transaction, (x) substantially all the assets of the Company shall be
                        -
          located and substantially all its business shall be conducted within the United States and Puerto Rico, (y) the Company's Consolidated Net
                                              -
          Worth shall not be less than the Consolidated Net Worth of the Company immediately prior to such transaction and (z) no condition or event
                                                     -
          shall exist which constitutes an Event of Default or Potential Event of Default; and

               (iii) the Company may consolidate with or merge into any other corporation if (w) the surviving corporation is a corporation
                          -
          organized and existing under the laws of the United States of America or a state thereof, with substantially all its assets located and substantially all its business conducted within the United States and Puerto Rico, (x) such corporation expressly assumes, by an agreement
                        -
          reasonably satisfactory in substance and form to the Required Holders (which agreement may require the delivery in connection with such assumption of such opinions of counsel as such holders may reasonably require), the obligations of the Company under this Agreement and under the Notes, (y) immediately after giving effect to such
                            -
          transaction (and such assumption), the Company's Consolidated Net Worth shall not be less than the Consolidated Net Worth of the Company immediately prior to such transaction and (z) immediately after giving
                                                     -
          effect to such transaction no condition or event shall exist which constitutes an Event of Default or a Potential Event of Default; or

          (b) sell, lease, abandon or otherwise dispose of all or substantially all its assets, except that:

               (i) any Subsidiary of the Company may sell, lease or otherwise dispose of all or substantially all its assets to the Company or a Wholly-Owned Subsidiary; and

               (ii) the Company may sell, lease or otherwise dispose of all or substantially all its assets to any corporation into which the Company could be consolidated or merged in compliance with subdivision
          (a)(iii) of this section 11.5; provided that (x) each of the
                                         --------       -
          conditions set forth in such subdivision (a)(iii) shall have been fulfilled, and (y) no such disposition shall relieve the Company from
                          -
          its obligations under this Agreement or the Notes.

          11.6  Requirements of Law.  Subject to section 30, each of the
                -------------------
Company and its Subsidiaries shall comply with all applicable Requirements of Law and obtain and comply in all material respects with and maintain any and all Licenses necessary for its operations, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          11.7  Transactions with Affiliates.  The Company shall not, and
                ----------------------------
shall not permit any Subsidiary to, directly or indirectly, engage in any transaction material to the Company or any Subsidiary (including, without limitation, the purchase, lease, sale or exchange of assets or the rendering of any service) with any Affiliate, except upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained, in the good faith judgment of the Company, in an arm's length transaction at the time from Persons which are not Affiliates and, in the case of any transaction between the Company and any Management Stockholder(or any Affiliate of any Management Stockholder) shall have been approved by a majority of the directors (excluding any directors who are either Management Investors or who are selected by the Management Stockholders and are not subject to approval by any of the other holders of the Capital Stock of the Company); provided that the foregoing restrictions shall not apply to the
          --------
transactions contemplated under the Transaction Documents or any transaction between the Company and any Wholly-Owned Subsidiary or between one Wholly-Owned Subsidiary and another Wholly-Owned Subsidiary.

          11.8  Corporate Existence, etc.; Business.  Subject to section 30,
                -----------------------------------
the Company shall at all times preserve and keep in full force and effect its corporate existence, rights, qualifications and franchises (including, without limitation, all Licenses) deemed material to its business and those of each of its Subsidiaries (including, in the case of TeleCorp Holdings, its qualification as a "very small business" as defined as 47 C.F.R. 101.112(b) other than by reason of its annual gross revenues), except as otherwise specifically permitted by section 11.5 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          11.9  Fundamental Business Change.  The Company and its Subsidiaries
                ---------------------------
shall not materially change the nature of their businesses or engage in any business other than the development of PCS Systems in the Designated Areas and in the Expansion Areas and other businesses reasonably related thereto (including providing cellular, wireless local loop, competitive local exchange carrier, wireless communications service, and local multipoint distribution services).

          11.10 Compliance with ERISA.  Subject to section 30, the Company
                ---------------------
and its Subsidiaries and any Commonly Controlled Entity shall not, permit any Person to engage in any

"prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan.

          12.  Events of Default; Acceleration.  If any of the following
               -------------------------------
conditions or events ("Events of Default") shall occur and be continuing:

          (a) if the Company shall default in the payment of any principal of or premium, if any, on or any other amount (other than interest not paid in connection with a prepayment or redemption) with respect to any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) if the Company shall default in the payment of any cash interest (other than interest paid in connection with a prepayment or redemption) or pay-in-kind interest on any Note for more than 15 days after the same becomes due and payable; or

          (c)  if the Company shall default in the performance of section 11.5;
or

          (d) if the Company shall default in the performance of or compliance with any other term contained in this Agreement and such default shall not have been remedied within 30 days after such failure shall first have become known to any Responsible Officer of the Company or written notice thereof shall have been received by the Company from any holder of any Note; or

          (e) if any representation or warranty made in writing by or on behalf of the Company in this Agreement or in any instrument furnished in compliance with this Agreement shall prove to have been false or incorrect in any material respect on the date as of which made; or

          (f)v if the Company or any Subsidiary shall default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Senior Debt which is outstanding in a principal amount of at least $15,000,000 (or on any one or more items of Senior Debt which are outstanding in the aggregate in a principal amount of at least $15,000,000), or if any event shall occur or condition shall exist in respect of any such Debt or under any evidence of any such Debt or of any mortgage, indenture or other agreement relating thereto, the effect of which default in payment event or condition is to cause the acceleration of the payment of such Debt, or to require the Company or Subsidiary to repurchase such Debt, before its stated maturity or before its regularly scheduled dates of payment, provided that in
                                                             --------
the event such default in payment or such event or condition is waived and any acceleration rescinded prior to the acceleration of the Notes or the commencement of any exercise of remedies under section 13 and in any event within 30 days following such occurrence by each affected holder of such Debt and by each Person that acquired a remedy as a result of such default in payment or such event or condition, then such default in payment or such event or condition shall be deemed waived hereunder; or

          (g) if a final judgment or judgments shall be rendered against the Company or any Subsidiary for the payment of money in excess of $15,000,000 in the aggregate (excluding any such judgment covered by insurance not disputed by the carrier thereof) and any one of such judgments shall not be discharged or execution thereon stayed or bonded pending appeal within 90 days after entry thereof or, in the event of such a stay, such judgment shall not be discharged or satisfied within 90 days after such stay expires; or

          (h) if the Company or any Material Subsidiary shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be finally adjudicated insolvent or (vi) take corporate action for the purpose of any of the foregoing; or

          (i) if a court or Governmental Authority of competent jurisdiction shall enter an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary, or if any petition for any such relief shall be filed against the Company or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

          (j) the Company shall be in default of or shall breach any of its obligations under the Procurement Contract and as a result thereof such Procurement Contract shall have terminated; provided that no Event of Default shall exist under this clause (j) if (i) none of the Notes are then held by the Vendor or, if held by the Vendor, participations have been granted in such Notes (other than participations to Persons who are Affiliates) or (ii) the Company shall have acquired from the Vendor, shall have deployed and shall have paid all amounts to the Vendor with respect to a mobile switching center and fifty base stations for each of the following Designated Areas: Memphis, Tennessee; Little Rock, Arkansas; New Orleans, Louisiana and Boston, Massachusetts and, if you shall have provided financing for any Expansion Areas, a mobile switching station and fifty base stations for each such Expansion Area.

          (k) the Company and AT&T shall fail to consummate the transactions contemplated under Article II and III of the Securities Purchase Agreement and under the Related Agreements on or prior to September 30, 1998; or

          (l) the Company shall fail to enter into the Credit Agreement and obtain term loans thereunder in a principal amount of not less than $75,000,000 on or prior to September 30, 1998; or

          (m) the Company shall fail to repay all amounts under the Extended Payment Terms Facility on or prior to September 30, 1998;

then (i) (A) upon the occurrence of any Event of Default described in paragraphs (h) and (i) of this section 12, the Commitments shall automatically terminate and (B) with respect to any other Event of Default, the Required Holders of the Notes (subject to section 17) may by notice to the Company declare the Commitments terminated forthwith whereupon the Commitments shall be terminated, and (ii) (A) upon the occurrence of any Event of Default described in paragraphs (h) and (i) of this section 12, the unpaid principal amount of and accrued interest on the Notes shall automatically be due and payable or (B) with respect to any other Event of Default (x) if such event is an Event of Default described in paragraphs (a), (b), (f), (j), or (k), of this section 12 the Required Holders of Notes at such time outstanding (subject to section 17) may at any time (unless all defaults shall have been remedied) at its or their option, by written notice or notices to the Company, declare the Notes to be due and payable; or (y) if such event is an Event of Default described in any other
                 -
paragraph of this section 12 and such event occurs before the Credit Agreement shall have been executed and delivered and shall be in full force and effect, the Required Holders of the Notes (subject to section 17) may declare the Notes due and payable; whereupon, with reference to any such declaration, the Notes shall forthwith mature and become due and payable together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.

          At any time after the principal of, and interest on, all the Notes are declared due and payable, the holders of 66 2/3% or more in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (1) the Company has paid all overdue interest on the Notes and the principal of, and premium, if any, on any Notes which have become due otherwise by reason of such declaration, and interest on such overdue principal and premium and (to the extent permitted by applicable law) any overdue interest in respect of the Notes at the rate of 2% per annum above the then effective rate of interest on the Notes, (2) all Events of Default, other than non-payment of amounts which have become due solely by reason of such declaration, and all conditions and events which constitute Events of Default or Potential Events of Default have been cured or waived and (3) no judgment or decree shall have been entered for the payment of any monies due pursuant to the Notes or this Agreement that has not been vacated; but no such rescission and annulment shall extend to or affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

          13.   Remedies on Default, etc. If any Event of Default shall occur
                ------------------------
and be continuing, the holder of any Note at the time outstanding may, to the extent permitted by applicable law, proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

          14.   Subordination.
                -------------

          14.1  Notes Subordinate to Senior Debt.  The Company covenants and
                --------------------------------
agrees, and each holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this section, the payment of the principal of, premium, if any, and interest on each and all the Notes and the repurchase, redemption or other retirement of the Notes is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt in the manner set forth in this section 14. The terms of this section 14 are for the benefit of, and shall be enforceable directly by, each holder of Senior Debt, and each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired such Senior Debt in reliance upon the covenants and provisions contained in this Agreement.

          14.2  Payment of Proceeds Upon Dissolution, Etc. Upon any payment or
                -----------------------------------------
distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or liabilities or any bankruptcy, reorganization, receivership, insolvency or similar proceedings of the Company or its property, whether voluntary or involuntary (each such event, if any, herein sometimes referred to as a "Proceeding"):

          (a) The holders of Senior Debt shall receive payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all amounts due on or to become due on or in respect of all Senior Debt (including any interest accruing thereon after the commencement of any such Proceeding, whether or not allowed as a claim against the Company in such Proceeding) or provision shall be made for such payment in a manner acceptable to such holders before the holders of the Notes are entitled to receive any payment or distribution whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock or property or otherwise (excluding any payment or distribution described in the last paragraph of this section 14.2(b)), on account of the principal of, premium, if any, interest on or any other obligation owing in respect of the Notes or on account of any purchase, redemption or other acquisition of Notes by the Company (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding (but excluding any payment or distribution described in the last paragraph of this section 14.2), being herein referred to, individually and collectively, as a "Securities Payment"); and

          (b) Any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the Notes would be entitled but for the provisions of this section 14, shall be paid by the Company or the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representatives or trustees under any credit agreement, indenture or other agreement under which any such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          In the event that, notwithstanding the foregoing provisions of this section, the holder of any Notes shall have received in connection with any Proceeding any Securities Payment before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents, then and in such event such Securities Payment shall be held in trust for the benefit of and paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to make payment in full in cash or cash equivalents or, as acceptable to the holders of the Senior Debt, in any other manner, of all Senior Debt remaining unpaid after giving effect to any concurrent payment to or for the holders of Senior Debt.

          For purposes of this section 14 only, the words "payment or distribution" or "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent, or to a greater extent than, the Notes are so subordinated as provided in this section 14. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in section 11.5 and so long as permitted under the terms of the Senior Debt shall not be deemed a Proceeding for the purposes of this section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in section 14.

          (c) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          14.3  No Payment When Senior Debt in Default. In the event that any
                --------------------------------------
Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock or property or otherwise shall be made, unless and until such Senior Payment Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Senior Debt (including, without limitation, amounts that have become and remain due by acceleration) shall have been paid in full in cash. "Senior Payment Default" means any default in the payment of the principal of, premium, if any, or interest on any Senior Debt when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, notice of the exercise of an option to require such repayment, mandatory payment or prepayment or otherwise.

          In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company of written notice of such Senior Nonmonetary Default from the agent under the Credit Agreement to which such Senior Nonmonetary Default relates or, if no loans or other amounts are then outstanding under the Credit Agreement or any renewal, extension or refunding thereof, and the Credit Agreement and any such renewal, extension or refunding have been terminated, upon receipt of such notice by or on behalf of any other holder or holders of Senior Debt in an aggregate amount in excess of $25,000,000, no Securities Payment shall be made whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock or property or otherwise be made during the period (the "Payment Blockage Period") commencing on the date of such receipt by the Company of such written notice and ending on the earlier of (a) the date, if any, on which the Senior Debt to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Senior Debt to which such Senior Nonmonetary Default relates shall have been rescinded or annulled and (b) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. Following the commencement of any Payment Blockage Period, the holders of Senior Debt shall be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence shall have been satisfied. For all purposes of this paragraph, no Senior Nonmonetary Default that existed and was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Debt initiating such Payment Blockage Period shall be, or may be made, the basis for the commencement of a subsequent Payment Blockage Period by any holder of Senior Debt or any representative or trustee under any indenture under which any such Senior Debt may have been issued unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means any default (other than a Senior Payment Default), under the terms of any instrument or agreement pursuant to which any Senior Debt is outstanding, permitting one or more holders of such Senior Debt or any representative or trustee under any indenture under which any such Senior Debt may have been issued to declare such Senior Debt due and payable prior to the date on which it would otherwise become due and payable.

          In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to any holder prohibited by the foregoing provisions of this section 14.3, then in such event such Securities Payment shall be held in trust and paid over and delivered forthwith to the representatives or trustee under any indenture under which any such Senior Debt may have been issued ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by under the Senior Debt or, if there is no such representative or trustee with respect to such Senior Debt, to the holders of such Senior Debt.

          The provisions of this section 14.3 shall not apply to any Securities Payment with respect to which section 14.2 hereof would be applicable.

          14.4  Acceleration of Subordinated Debt. If an Event of Default shall
                ---------------------------------
have occurred and be continuing (other than an Event of Default pursuant to paragraphs (h) or (i) of section 12), the holders of the Notes shall give the holders of the Senior Debt not less than 30 days prior written notice before accelerating the Notes which notice shall state it is a "Notice of

Intent to Accelerate". Upon such declaration, the holders of Senior Debt outstanding at the time such Subordinated Debt so becomes due and payable shall be entitled to receive payment in full in cash, cash equivalents or, as acceptable to the holders of the Senior Debt, in any other manner on all amounts due or to become due on or in respect of such Senior Debt, before the Company may make, and before any holder of Subordinated Debt is entitled to receive, any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property on account of any Subordinated Debt. All payments in respect of the Subordinated Debt postponed under this section 14.4 shall be immediately due and payable upon the termination of such postponement; the remittance in full of such payments by the Company in accordance with the terms of the this Agreement and the acceptance thereof by the holders of the Notes shall be deemed to constitute a cure by the Company and a waiver by the holders of the Notes of any Event of Default that existed immediately prior to such remittance and acceptance to the extent that such Event of Default existed solely as a consequence of the previous non-payment of such postponed payments during such period of postponement.

          14.5  Payment Permitted If No Default. Nothing contained in this
                -------------------------------
section 14 or elsewhere in this Agreement or in any of the Notes shall prevent the Company, at any time except during the pendency of any Proceeding referred to in section 14.2 or under the conditions described in section 14.3, from making Securities Payments in accordance with the terms of this Agreement. Nothing in this section 14 shall have any effect on the right of the holders to accelerate the maturity of the Notes upon the occurrence of an Event of Default, but, in that event, no payment may be made in violation of the provisions of this section 14 with respect to the Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Senior Debt (or their representatives) of such acceleration.

          14.6  Subrogation To Rights of Holders of Senior Debt. Subject to the
                -----------------------------------------------
payment in full in cash or cash equivalents, or as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt, the holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Notes would be entitled except for the provisions of this section 14, and no payments pursuant to the provisions of this section 14 to the holders of Senior Debt by holders of the Notes, shall, as among the Company, its creditors other than holders of Senior Debt and the holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

          14.7  Provisions Solely To Define Relative Rights. The provisions of
                -------------------------------------------
this section 14 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this section 14 or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the holders of the Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this section 14 of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the holders of the Notes and creditors of the Company other than the holders of Senior Debt; or (c) prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to this section 14, including the rights, if any, under this section 14 of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to such holder or, under the conditions specified in section 14.3, to prevent any payment prohibited by such section or enforce their rights pursuant to the penultimate paragraph in section 14.

          14.8  No Waiver of Subordination Provisions. No right of any present
                -------------------------------------
or future holder of any Senior Debt to enforce the subordination provisions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this section 14 or the obligations hereunder of the holders of the Notes to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, refinance or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (b) permit the Company to borrow, repay and then reborrow any or all the Senior Debt; (c) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (d) release any Person liable in any manner for the collection of Senior Debt; (e) exercise or refrain from exercising any rights against the Company and any other Person; and (f) apply any sums received by such holders to Senior Debt.

          14.9  Reliance On Judicial Order or Certificate of Liquidating Agent.
                --------------------------------------------------------------
Upon any payment or distribution of assets of the Company referred to in this section 14, the holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this section 14; provided that the foregoing shall apply
                                         --------
only if such court has been apprised of the provisions of this section 14.

          15.  Definitions. As used herein the following terms have the
               -----------
following respective meanings:

          Additional Notes: the meaning specified in section 1.
          ----------------

          Additional Series A Notes: the additional Series A Notes issued by the
          -------------------------
Company in lieu of payment of cash interest on the Series A Notes.

          Additional Series B Notes: the additional Series B Notes issued by the
          -------------------------
Company in lieu of payment of cash interest on the Series B Notes.

          Affiliate: any Person directly or indirectly controlling or controlled
          ---------
by or under common control with another Person or any Subsidiary of such other Person, including (without limitation) any Person beneficially owning or holding 5% or more of any class of voting securities of another Person or any Subsidiary of such other Person or any other corporation of which another Person or any Subsidiary of such other Person owns or holds 10% or more of any class of voting securities; provided that, for purposes of this definition, "control"
            --------
(including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          Assignee: the meaning specified in section 23.3.
          --------

          AT&T: AT&T Corp.
          ----

          AT&T PCS: AT&T Wireless PCS, Inc.
          --------

          Base Case: the meaning specified in section 28.
          ---------

          Benefitted Holder: the meaning specified in section 25.
          -----------------

          Board: the Board of Directors of the Company.
          -----

          BTA: a Basic Trading Area as defined in 47 C.F.R. 24.202, as amended
          ---
from time to time.

          Business Day: any day except a Saturday, a Sunday or other day on
          ------------
which commercial banks in New York City are required or authorized by law to be closed.

          Capital Lease: as applied to any Person, any lease of any property
          -------------
(whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          Capital Lease Obligation: with respect to any Capital Lease, the
          ------------------------
amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

          Capital Stock: any and all shares, interests, participations or other
          -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          Cash Equity Investors: the investors referred to on Schedule I to the
          ---------------------
Securities Purchase Agreement.

          Change of Control: (a) the sale, lease, abandonment or other
          -----------------
disposition by the Company of all or substantially all its assets; or (b) at any time from and after the occurrence of an IPO, (i) any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than AT&T being or becoming the beneficial owner, directly or indirectly, of more than 20% of the Voting Stock of the Company; (ii) a majority of the persons who comprised the Board on the date the IPO is completed shall be replaced, unless such replacements shall have been approved by at least two-thirds of the Board then still in office who either were members of such Board on such date or whose election as a member of such Board was previously so approved; or (iii) the Company shall fail at all times to own, directly or indirectly, all the outstanding Capital Stock of its Subsidiaries; provided that the definition set
                                               --------
forth herein shall be subject to section 30.

          Closing: the reference to any Series A Closing or Series B Closing,
          -------
as the context may require.

          Code: the Internal Revenue Code of 1986, as amended from time to time.
          ----

          Commitment Letter: the meaning specified in section 5.1(p).
          -----------------

          Commitments: the collective reference to the Series A Note Commitment
          -----------
and the Series B Note Commitment.

          Commonly Controlled Entity: an entity, whether or not incorporated,
          --------------------------
which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

          Communications Act: The Communications Act of 1934 and the rules and
          ------------------
regulations thereunder, as amended from time to time.

          Competitor: any Person which is engaged directly or indirectly in the
          ----------
ownership or operation of a wireless telecommunications system encompassing at least one MTA; provided that a Person (a) which is solely a passive investor in
               --------
companies engaged in the same or related business as the Companies or (b) which purchases or to whom the Company or any agent of the Company offers Senior Debt of the Company shall not be a Competitor.

          Contractual Obligation: as to any Person, any provision of any
          ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          Consolidated Net Worth: the total of the amounts shown on the balance
          ----------------------
sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as (a) the par or stated value of all outstanding Capital Stock of such Person plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit, (ii) any amounts attributable to Redeemable Stock and (iii) any amounts attributable to Exchangeable Stock.

          Credit Agreement: a credit agreement among the Company, the banks and
          ----------------
other financial institutions party thereto, as lenders, and the Senior Lender, as agent, which agreement conforms in all material respects to the terms of the Principal Terms and Conditions.

          Debt: as applied to any Person (without duplication):
          ----

          (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed; and

          (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument; and

          (c) any indebtedness, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; and

          (d) any indebtedness, whether or not for borrowed money, including any Capital Lease Obligation, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise (excluding accounts payable incurred in the ordinary course of business, if such accounts payable are not more than 90 days past due);

          (e) any indebtedness owing to the FCC with respect to payments for Licenses; and

          (f) any indebtedness of any other Person of the character referred to in subdivision (a), (b), (c), (d) or (e) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guaranty.

          Debt Redemption Amount: in respect of any High Yield Offering, the
          ----------------------
amount which is equal to the excess of (a) the principal amount of the Series B Notes outstanding over (b) (i) $120,000,000 (as such amount may be increased
                  ----
pursuant to section 28) minus (ii) the aggregate Net Debt Proceeds received by the Company from all High Yield Offerings.

          Designated Area: the meaning specified in the introduction.
          ---------------

          Disclosure Schedule: the Disclosure Schedule attached as Schedule B
          -------------------
to this Agreement.

          EBITDA: shall mean, for any period of determination, an amount equal
          ------
to the sum of (without duplication) (a) Net Income for such period, after deduction of (i) all items which should be classified as extraordinary, all determined in accordance with GAAP; (ii) all insurance proceeds (other than proceeds of business interruption insurance) received during such period to the extent, if any, included in Net Income and (iii) tax adjusted gains (or inclusion of tax adjusted losses) incurred in connection with the disposition of capital assets, plus (b) all amounts deducted in computing such Net Income in respect of (i) Interest Expense (after giving effect to all Hedging Agreements and payments and receipts thereunder), (ii) noncash amortization expense (including amortization of financing costs, noncurrent assets and non-cash charges), (iii) depreciation, (iv) income taxes and (v) all other non-cash expenses.

          Eligible Assignee: any Person who is either an accredited investor
          -----------------
(as defined in Rule 501 under the Securities Act) or a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) and is (a) a commercial bank having total assets in excess of $250,000,000, an insurance company or other similar financial institution, (b) any other entity which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans or extending, or investing in extensions of, credit for its own account in the ordinary course of its business, which has total assets in excess of $250,000,000, (c) a fund principally engaged in investing in commercial loans, debt securities or other extensions of credit or (d) a Person which is not a Competitor and has total assets in excess of $250,000,000.

          Employment Agreement: the meaning set forth in Section 6.10 of the
          --------------------
Securities Purchase Agreement.

          Equity Issuance: the issuance after the Initial Series A Closing Date
          ---------------
of any Capital Stock or the receipt of any capital contribution (other than capital contributions in an aggregate amount equal to $133,000,000 pursuant to the Securities Purchase Agreements) by the Company.

          ERISA: the Employee Retirement Income Security Act of 1974, as
          -----
amended from time to time.

          Event of Default: the meaning specified in section 12.
          ----------------

          Exchange Act: the Securities Exchange Act of 1934.
          ------------

          Exchangeable Stock: any Capital Stock which is exchangeable or
          ------------------
convertible into a debt security of the issuer or any of its subsidiaries.

          Expansion Areas: the meaning specified in section 28.
          ---------------

          Expansion Notes: the meaning specified in section 28.
          ---------------

          Extended Payment Terms Facility: the agreement between the Company
          -------------------------------
and the Vendor pursuant to which the Vendor has agreed to permit the Company to defer payment on all Vendor equipment and services purchased by the Company and its Subsidiaries under the Procurement Contract to a date that is the earlier of
(a) September 30, 1998 and (b) the closing of the transactions under the Credit Agreement.

          FCC: The Federal Communications Commission or any successor thereto.
          ---

          Financial Statements: the meaning specified in section 6.4(a).
          --------------------

          Financing Transactions: the meaning specified in the introduction.
          ----------------------

          Five-Year No-Call: the meaning specified in section 24(c).
          -----------------

          Fully Diluted Outstanding: with respect to the determination of the
          -------------------------
number of shares of Voting Stock outstanding on any date, the sum of (a) all shares of Voting Stock outstanding on such date and (b) all shares of Voting Stock that would be outstanding if all outstanding rights, warrants or options that may be exercised, exchanged or converted into Voting Stock were exercised, exchanged or converted on such date.

          Funded Debt: all Debt of the Company and its Subsidiaries other than
          -----------
Debt that ranks pari passu or junior to the Notes.

          Funded Debt Documents: any loan or credit agreement, note, security
          ---------------------
document or other agreement or instrument evidencing, setting forth the terms of, or creating a lien on or security interest in property or assets which secures any Funded Debt of a Person.

          GAAP: shall mean generally accepted accounting principles in the
          ----
United States of America consistent with those utilized in preparing the audited financial statements referred to in section 8.1.

          Governing Documents: as to any Person, its articles or certificate of
          -------------------
incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, or the other organizational or governing documents of such Person.

          Governmental Authority: any nation or government, any state or other
          ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Guaranty: as applied to any Person, any direct or indirect liability,
          --------
contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the outstanding principal amount of the obligation guaranteed.

          Hedging Agreements: (a) any interest rate protection agreement,
          ------------------
interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Company or any Subsidiary is a party or a beneficiary and (b) any other agreement or arrangement designed to limit or eliminate the risk and/or exposure of the Company or any Subsidiary to fluctuations in currency exchange rates.

          High Yield Debt: any Debt issued pursuant to a High Yield Offering.
          ---------------

          High Yield Debt Percentage: the quotient (expressed as a percentage)
          --------------------------
obtained by dividing (a) the aggregate outstanding principal amount of High Yield Debt outstanding by (b) the sum of (i) High Yield Debt outstanding and
(ii) the aggregate principal amount of loans outstanding and commitments available under the Credit Agreement.

          High Yield Offering: an offering, either in a registered public
          -------------------
offering or a private placement, of notes, bonds or other securities that are senior to the Notes and are not issued pursuant to the Credit Agreement.

          Indemnified Party: the meaning specified in section 22.
          -----------------

          Indenture Act: The Trust Indenture Act of 1939, as amended from time
          -------------
to time.

          Initial Series A Closing: the meaning specified in section 3.1(a).
          ------------------------

          Initial Series A Closing Date: the meaning specified in section 3.1.
          -----------------------------

          Initial Series B Closing: the meaning specified in section 3.2(a).
          ------------------------

          Initial Series B Closing Date: the date on which the conditions
          -----------------------------
contained in section 5.2 have been satisfied or waived by you.

          Interest Expense: for any period, the sum of (a) all interest in
          ----------------
respect of all Funded Debt of the Company and its Subsidiaries accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the
----
net amount receivable) under Hedging Agreements accrued during such period plus
                                                                           ----
(c) all financing or commitment fees in respect of Debt (exclusive of any transaction or "up front" fees incurred in establishing or entering into any such Hedging Agreement) of the Company and its Subsidiaries accrued or capitalized during such period (whether or not actually paid during such period).

          IPO: the issuance by the Company in an initial registered public
          ---
offering under the Securities Act (other than a registration statement on form S-8 or any successor form) of shares of its Capital Stock.

          Lenders: the banks and other financial institutions listed as lenders
          -------
from time to time under the Credit Agreement.

          License: any broadband personal communications license issued by the
          -------
FCC in connection with the operation of a System.

          License Purchase Agreement: the License Purchase Agreement dated
          --------------------------
January 23, 1998 between AT&T and the Company.

          Lien: any mortgage, pledge, hypothecation, assignment, deposit
          ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing), and the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

          Management Agreement: the Management Agreement between the Company
          --------------------
and Telecorp Management Corp. I, L.L.C. substantially in the form of Exhibit A to the Securities Purchase Agreement.

          Management Stockholders: Gerald T. Vento and Thomas H. Sullivan.
          -----------------------

          Material Adverse Effect: a material adverse effect on (a) the
          -----------------------
business, operations, affairs, condition (financial or otherwise), properties, assets of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform its obligations under any of the Transaction Documents to which it is a party and (c) the validity or enforceability of this Agreement or the rights or remedies of the holders of Notes.

          Material Subsidiary: any Subsidiary of the Company (a) representing
          -------------------
more than 10% of the EBITDA in the past 12 months of the Company and its Subsidiaries determined in accordance with GAAP or (b) which holds any Licenses.

          Maximum Rate: The lesser of (a) 12.50% per annum and (b) if the
          ------------
Company shall have completed a High Yield Offering prior to May 1, 2001 (in the case of the Series A Notes) or May 1, 2000 (in the case of the Series B Notes), the sum of (i) the aggregate initial yield on the securities offered in the Company's Qualifying High Yield Offering (including in such calculation the coupon on any debt securities and any additional yield attributable to any equity securities or warrants to acquire Capital Stock of the Company or its Subsidiaries) plus (ii) 0.50%.
              ----

          MTA: a Major Trading Area as defined in 47 C.F.R. 24.202, as amended
          ---
from time to time.

          Multiemployer Plan: any Plan which is a multiemployer plan (as such
          ------------------
term is defined in section 4001(a)(3) of ERISA).

          Net Debt Proceeds: with respect to any High Yield Offering by the
          -----------------
Company or any Subsidiary after the Initial Series B Closing Date, the excess of: (a) the gross cash proceeds received by the Company or such Subsidiary from such Offering, over (b) all reasonable fees and expenses incurred in connection with such offering (including customary underwriting commissions and legal, investment banking, brokerage and accounting, trustee fees and other professional fees, sales commission and disbursements) which have not been paid to Affiliates of the Company in connection therewith.

          Net Income: for any period, net income (or deficit) of the Company
          ----------
and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          Net Securities Proceeds: with respect to any Equity Issuance by the
          -----------------------
Company or any Subsidiary after the Initial Series A Closing Date, the excess of: (a) the gross cash proceeds received by the Company or such Subsidiary from such Issuance over (b) all reasonable fees and expenses incurred in connection with such Issuance (including customary underwriting commissions and legal, investment banking, brokerage and accounting fees and other professional fees, sales commission and disbursements) which have not been paid to Affiliates of the Company in connection therewith.

          Network Membership License Agreement: the Network Membership License
          ------------------------------------
Agreement between AT&T and the Company substantially in the form of Exhibit B to the Securities Purchase Agreement.

          Non-Excluded Taxes: the meaning specified in section 16.1.
          ------------------

          Offering: (a) any public offering and (b) any public offering or
          --------
private placement of Notes or Refinancing Securities that is underwritten for resale pursuant to Rule 144A, Regulation S or otherwise under the Securities Act to 10 or more beneficial holders.

          Officers' Certificate: with respect to the Company, a certificate
          ---------------------
executed on behalf of the Company by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

          Participants: the meaning specified in section 23.2.
          ------------

          Payment Blockage Period: the meaning specified in section 14.2.
          -----------------------

          Payment Dates: the collective reference to the Series A Payment Dates
          -------------
and the Series B Payment Dates.

          PBGC: the Pension Benefit Guaranty Corporation or any governmental
          ----
authority succeeding to any of its functions.

          Permit: any permit, approval, authorization, certificate, license,
          ------
variance, filing or permission required by or from any Governmental Authority.

          Person: an individual, a partnership, an association, a joint
          ------
venture, a corporation, a limited liability Company, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

          Plan: any employee benefit plan which is covered by ERISA and in
          ----
respect of which the Company or any Subsidiary is an "employer" as defined in
Section 3(5) of ERISA other than a Multiemployer Plan.

          POPs: as of any date, with respect to any BTA or MTA, the population
          ----
of such BTA or MTA as such number is published in the then most recently issued retail marketing reports by Claritas, Inc. of Arlington, Virginia, or if Claritas, Inc. is not reasonably acceptable to the Vendor or the Company, another Person mutually acceptable to the Vendor and the Company.

          Potential Event of Default: any condition or event which, with notice
          --------------------------
or lapse of time or both, would become an Event of Default.

          Principal Terms and Conditions: the meaning specified in section
          ------------------------------
5.1(p).

          Proceeds Redemption Amount: the meaning specified in section 10.4.
          --------------------------

          Proceeding: the meaning specified in section 14.2.
          ----------

          Procurement Contract: the meaning specified in the introduction and
          --------------------
shall include any assignment thereof pursuant to the terms of such Agreement.

          Qualifying High Yield Offering: a High Yield Offering that results in
          ------------------------------
Net Debt Proceeds to the Company of at least $100,000,000.

          Redeemable Stock: any Capital Stock that by its terms or otherwise is
          ----------------
required to be redeemed prior to the maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to maturity of the Notes.

          Refinancing Securities: securities issued by the Company which are
          ----------------------
exchanged by the Company for Notes held by you either (i) upon your request in connection with a Remarketing Transfer involving at least 50% of then outstanding aggregate principal amount of the Notes and are issued pursuant to an indenture reasonably satisfactory to the Company and you or (ii) in a transaction constituting a Permitted Refinancing Transaction.

          Register: the meaning specified in section 23.4.
          --------

          Related Agreements: the collective reference to the Resale Agreement,
          ------------------
Management Agreement, Roaming Agreement, Network Membership License Agreement, License Purchase Agreement, Employment Agreement and Stockholders Agreement.

          Remarketing Notice: the meaning specified in section 24(b).
          ------------------

          Remarketing Transfer: the meaning specified in section 24.
          --------------------

          Reportable Event: any of the events set forth in section 4043(c) of
          ----------------
ERISA, other than those events as to which the thirty day notice period is waived under sections 13, 14, 16, 18, 19 or 20 of PBGC Reg. (S)4043.

          Required Holders: at any time, (a) until the first date upon which
          ----------------
you hold Notes and Unused Commitments in an aggregate amount less than 50% of the aggregate Notes and Unused Commitments then outstanding, holders holding a majority of the then outstanding Notes and Unused Commitments not held by you and (b) thereafter, holders of Notes and Unused Commitments in an aggregate amount equal to at least a majority of the aggregate amount of Notes and Unused Commitments then outstanding.

          Requirement of Law: as to any Person, the Governing Documents of such
          ------------------
Person, and any law, treaty, rule, regulation or Permit or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          Resale Agreement: the Resale Agreement between the Company and AT&T
          ----------------
substantially in the form of Exhibit C to the Securities Purchase Agreement.

          Responsible Officer: the chief executive officer and the president of
          -------------------
the Company or, with respect to financial matters, the chief financial officer or treasurer of the Company.

          Restricted Payment: (a) any dividend or other distribution, direct or
          ------------------
indirect, on account of any shares of any class of stock of the Company or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of Common Stock of the Company; (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company or any Subsidiary now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock of the Company; and (c) any payment of any interest on or principal or premium of, and any redemption, retirement, purchase or other acquisition, direct or indirect, of, any Debt of the Company or any Subsidiary which ranks pari passu with or junior to the Notes.

          Roaming Agreement: the Intercarrier Roamer Services Agreement between
          -----------------
the Company and AT&T substantially in the form of Exhibit F to the Securities Purchase Agreement.

          Securities Act: the Securities Act of 1933.
          --------------

          Securities Payment: the meaning specified in section 14.2(a).
          ------------------

          Securities Purchase Agreement. Securities Purchase Agreement dated as
          -----------------------------
of January 23, 1998 among AT&T, TWR, the Cash Equity Investors, the investors referred to on Schedule II.A thereto, the investors referred to on Schedule II.B thereto and the Company.

          Security Agreement. the Security Agreement between the Company and
          ------------------
you substantially in the form of Exhibit D hereto.

          Senior Debt: (i) all Debt of the Company for money borrowed,
          -----------
including principal, premium, if any, interest thereon (including, without limitation, any interest accruing subsequent to the filing of a petition of other action concerning bankruptcy or other similar proceedings), reimbursements and indemnification amounts, fees, expenses or other amounts relating to such Debt (other than any such Debt which by its terms is stated to be subordinate to or pari passu with the Notes); and (ii) renewals, extensions, refundings, restructurings, amendments and modifications of any of the foregoing Debt

          Senior Debt Agreement: with respect to any Senior Debt, the agreement
          ---------------------
or instrument pursuant to which such Senior Debt is outstanding.

          Senior Lender: the meaning specified in section 5.1(p).
          -------------

          Senior Non-Monetary Default: the meaning specified in section 14.3.
          ---------------------------

          Senior Payment Default: the meaning specified in section 14.3.
          ----------------------

          Series A Closing: the meaning specified in section 3.1(b).
          ----------------

          Series A Closing Date: the meaning specified in section 3.1(b).
          ---------------------

          Series A Coupon Rate: the meaning specified in section 4.2.
          --------------------

          Series A Final Maturity Date: the first to occur of (a) the date that
          ----------------------------
is six months after the scheduled maturity date under the Company's initial Qualifying High Yield Offering or, at the election of the Required Holders of Series A Notes, the Company's initial High Yield Offering and (b) May 1, 2012.

          Series A Notes: the meaning specified in section 1.
          --------------

          Series A Note Commitment: your commitment to purchase Series A Notes
          ------------------------
in an original aggregate principal amount not to exceed $40,000,000 which amount shall be decreased on a dollar for dollar basis to the extent the Company receives Net Securities Proceeds from Equity Issuances in an aggregate amount which exceeds $130,000,000 as such amount may be modified pursuant to section 28.

          Series A Note Commitment Termination Date: The earliest to occur of
          -----------------------------------------
(a) January 1, 2000 or (b) such earlier date on which the Series A Note Commitment shall terminate pursuant to the terms of the Agreement.

          Series A Notes: the meaning specified in section 1.
          --------------

          Series B Availability Period: the period commencing on the earlier to
          ----------------------------
occur of (a) September 30, 1998, and (b) the consummation by the Company of a High Yield Offering and continuing to but excluding the earlier of (i) January 1, 2000 and (ii) the date on which the Company completes one or more High Yield Offerings the proceeds of which aggregate $120,000,000 and, in any case, such earlier date as the Series B Note Commitment shall terminate as provided herein.

          Series B Closing: the meaning specified in section 3.2(b).
          ----------------

          Series B Closing Date: the meaning specified in section 3.2(b).
          ---------------------

          Series B Coupon Rate: as defined in section 4.3.
          --------------------

          Series B Final Maturity Date: the first to occur of (a) the date that
          ----------------------------
is six months after the scheduled maturity date under the Company's initial Qualifying High Yield Offering or, at the election of the Required Holders of Series B Notes, the Company's initial High Yield Offering and (b) May 1, 2012.

          Series B Notes: the meaning specified in section 1.
          --------------

          Series B Note Commitment: your commitment to purchase Series B Notes
          ------------------------
in an original aggregate principal amount equal to $40,000,000 which amount shall be decreased on a dollar for dollar basis to the extent the Company receives Net Debt Proceeds from High Yield Offerings in an amount which exceeds $80,000,000.

          Series B Note Commitment Termination Date: January 1, 2000 or such
          -----------------------------------------
earlier date on which the Series B Note Commitment shall terminate pursuant to the terms of this Agreement.

          Series B Payment Date: the meaning specified in section 4.3.
          ---------------------

          Single Employer Plan: any Plan which is covered by Title IV of ERISA,
          --------------------
but which is not a Multiemployer Plan.

          Stockholders Agreement: the Stockholders Agreement among the Company,
          ----------------------
AT&T, the Cash Equity Investors, and the other investors party thereto substantially in the form of Exhibit G to the Securities Purchase Agreement.

          Subsidiary: with respect to any Person, any corporation at least 50%
          ----------
(by number of votes) of the Voting Stock of which is at the time owned by such Person or by one or more Subsidiaries or by such Person and one or more Subsidiaries. Unless otherwise indicated, all references to Subsidiaries shall be deemed references to the Company's Subsidiaries.

          System: as to any Person, assets constituting a radio communications
          ------
system authorized under the rules for wireless communications services (including any license and the network, marketing, distribution, sales, customer interface and operations functions relating thereto) owned and operated by such Person.

          Telecommunications Act: The Telecommunication Act of 1996 and the
          ----------------------
rules and regulations promulgated thereunder, as amended from time to time.

          TeleCorp Holdings: TeleCorp Holding Corp., Inc., a Delaware
          -----------------
corporation.

          Transaction Documents: the collective reference to the Securities
          ---------------------
Purchase Agreement, the Related Agreements, the Procurement Contract, the Credit Agreement and each of the other agreements, instruments or other documents delivered by the Company or any other Person in connection with the consummation of the Financing Transactions.

          Transferee: the meaning specified in section 23.5.
          ----------

          TWR: TWR Cellular, Inc., a Maryland corporation.
          ---

          Unused Commitment: at any time as to any holder, an amount equal to
          -----------------
the excess, if any, of (a) the amount of the Commitment of such holder over (b) the aggregate principal amount of Notes purchased by such holder, and in each case excluding Additional Notes.

          Vendor: the meaning specified in the introduction.
          ------

          Voting Stock: with reference to any corporation, stock of any class
          ------------
or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

          Wholly-Owned: as applied to any Subsidiary, a Subsidiary all the
          ------------
outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by the Company or by one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries.

          16.  Tax Matters.
               -----------

          16.1  Taxes. (a) All payments made by the Company under this Agreement
                -----
and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise or overall gross receipts taxes imposed on any holder (or Transferee) as a result of a present or former connection between such holder (or Transferee) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such holder (or Transferee) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts
               ------------------
payable to any holder (or Transferee) hereunder or under the Notes, the amounts so payable to such holder (or Transferee) shall be increased to the extent necessary to yield to such holder (or Transferee) (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided that
                                                                   --------
the Company shall not be required to increase any such amounts payable to any holder (or Transferee) that is not organized under the laws of the United States of America or a state thereof if such holder (or Transferee) fails to comply with the requirements of paragraph (b) of this section. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to such holder (or Transferee) a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the holder (or Transferee) the required receipts or other required documentary evidence, the Company shall indemnify such holder or (Transferee) for any incremental taxes, interest or penalties that may become payable by any holder or (Transferee) as a result of any such failure. The covenants in this section shall survive the termination of this Agreement and the payment of the Notes and payment of the Obligations hereunder.

          (b)  Each holder (or Transferee) of any Notes shall:

               (i) in the case of a holder (or Transferee) that is a "bank" under Section 881(c)(3)(A) of the Code;

               (A) on or before the date on which the first payment becomes payable to it hereunder or under any Note (or in the case of a Participant, on or before the date such Participant becomes a Participant hereunder) deliver to the Company (1) in the case of a holder (or Transferee) that is not incorporated under the laws of the United States or any State thereof, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, and
          (2) in the case of any other holder (or

          Transferee), an Internal Revenue Service Form W-9, or successor applicable form;

               (B) deliver to the Company two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and

               (C) obtain such extensions of time for filing and timely complete and deliver such forms or certifications as may reasonably be requested by the Company;

               (ii) in the case of a holder (or Transferee) that is not a "bank" under Section 881(c)(3)(A) of the Code:

               (A) on or before the date on which the first payment becomes payable to it hereunder or under any Note (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder) deliver to the Company (1) in the case of a holder (or Transferee) that is not organized under the laws of the United States or any state thereof, (I) a statement under penalties of perjury that such holder (or Transferee) (x) is not a "bank" under
          Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (II) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form, and where applicable, an Internal Revenue Form W-9 or applicable successor form, and (2) in the case of any other holder (or Transferee), an Internal Revenue Service Form W-9 or successor applicable form.

               (B) deliver to the Company two further properly completed and duly executed copies of said form or certification or any successor applicable form or certification on or before the date that any such form or certification expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Company or upon the request of the Company; and

               (C) obtain such extensions of time for filing and timely complete and deliver such forms or certifications as may be reasonably requested by the Company;

unless in any such case any change in treaty, law or regulation has occurred subsequent to the date such holder (or Transferee) became a party to this Agreement (or, in the case of a Participant, the date such Participant became a Participant hereunder) which renders all such forms inapplicable or which would prevent such holder from properly completing and executing any such form with respect to it and such holder (or Transferee) so advises the Company in writing no later than 15 calendar days before any payment hereunder or under any Note is due. Each such holder (and each Transferee) shall certify (i) in the case of a Form 1001 or 4224 or in the case of a holder providing certification pursuant to section 16.1(b)(ii), that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9 delivered pursuant to section 16.1(b), that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a holder or a Participant pursuant to section 23 shall, upon the effectiveness of the related transfer, provide all of the forms and statements required pursuant to this section; provided that, in the case of a Participant, such Participant shall furnish all
--------
such required forms and statements to the holder from which the related participation shall have been purchased.

          (c)  Notwithstanding the foregoing paragraphs  (a) and (b) of this section 16.1, the Company shall only be required to pay any additional amounts to any holder (or Transferee) in respect of any amounts pursuant to such paragraph (a) if such holder (or Transferee), in addition to complying with the requirements of paragraph (b), shall have taken such other steps as such holder or Transferee may determine in the exercise of its business judgment (utilizing criteria it determines to be appropriate) are reasonably available to it under applicable laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such tax (it being understood that no holder shall be required to take any action that it concludes could subject it to heightened audit scrutiny or extend the period that such holder's tax returns remain open for review by any taxing authority).

          (d) Any claim by a holder (or Transferee) for payment from the Company of any amounts under this section 16.1 shall be made within ninety (90) days after such holder (or Transferee) determines the exact amount of any such claim.

          17.  Notes held by Company, etc., Deemed Not Outstanding. For the
               ---------------------------------------------------
purposes of determining whether the holders of the Notes of the requisite principal amount at the time outstanding have taken any action authorized by this Agreement with respect to the giving of consents or approvals or with respect to ac celeration upon an Event of Default, any Notes directly or indirectly owned by any of the Company or any Subsidiary or Affiliates shall be disregarded and deemed not to be outstanding.

          18.   Payments on Notes.
                -----------------

          18.1  Place of Payment. Payments of principal, premium, if any, and
                ----------------
interest becoming due and payable on the Notes shall be made at the principal office of Chase Manhattan Bank, in the Borough of Manhattan, the City and State of New York, unless the Company, by written notice to each holder of any Notes, shall designate the principal office of another bank or trust company in such Borough as such place of payment, in which case the principal office of such other bank or trust company shall thereafter be such place of payment.

          18.2  Home Office Payment. So long as you or your nominee shall be the
                -------------------
holder of any Note, and notwithstanding anything contained in section 18.1 or in such Note to the contrary, the Company, at its election, shall pay all sums becoming due on such Note for principal, premium, if any, and interest (including pay-in-kind interest) by the method and at the address specified for such purpose in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall be surrendered to the Company at its principal office or at the place of payment maintained by the Company pursuant to section 18.1 for cancellation. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to section 23.7. Each transferee of a Note, as a condition to completing such transfer shall agree that the Company, at its election, may make payments to such transferee in the manner contemplated in the first sentence hereof. The Company will afford the benefits of this section 18.2 to any institutional investor which is the direct or indirect transferee of any Note purchased by you under this Agreement and which has made the same agreement relating to such Note as you have made in this section 18.2.

          18.3  Expenses, etc. Whether or not the transactions contemplated by
                --------------
this Agreement shall be consummated, the Company will pay all reasonable expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Notes, including, without limitation: (a) the cost and expenses of preparing and reproducing this Agreement and the Notes, of furnishing all opinions by counsel for the Company (including any opinions requested by your special counsel as to any legal matter arising hereunder) and all certificates on behalf of the Company, and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (b) the cost of delivering to your principal office, insured to your satisfaction, the Notes sold to you hereunder and any Notes delivered to you upon any substitution of Notes pursuant to section 23 of this Agreement, and of your delivering any Notes, insured to your satisfaction, upon any such substitution; (c) the reasonable expenses and disbursements of special counsel for the holders of the Notes in connection with such transactions and any such amendments or waivers; and (d) the reasonable out-of-pocket expenses incurred by you in connection with such transactions and any such amendments or waivers. The Company also will pay, and will save you and each holder of any Notes harmless from, all claims in respect of the fees, if any, of brokers and finders and, subject to section 16, any and all liabilities with respect to any taxes (including interest and penalties but excluding taxes measured by or payable with respect to gross or net income) which may be payable in respect of the execution and delivery of this Agreement, the issue of the Notes and any amendment or waiver under or in respect of this Agreement and the Notes. The obligation of the Company under this section 18.3 shall survive any disposition or payment of the Notes and the termination of this Agreement.

          19.  Survival of Representations and Warranties. All representations
               ------------------------------------------
and warranties contained in this Agreement or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by you or on your behalf, the purchase of the Notes by you under this Agreement and any disposition or payment of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. The provisions of this section 19 are subject to section 30.

          20.  Amendments and Waivers. Any term of this Agreement or of the
               ----------------------
Notes may be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Required Holders (subject to section 17); provided that, without the
                                                  --------
prior written consent of the holders of all the Notes at the time outstanding (subject to section 17), no such amendment or waiver shall (a) change the maturity or the principal amount of, or reduce the rate or change the time of payment of interest on, or change the amount or the time of payment of any principal or premium payable on any prepayment of, any Note, (b) reduce the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (c) change the percentage of the principal amount of the Notes the holders of which may declare the Notes to be due and payable as provided in section 12. Any amendment or waiver effected in accordance with this section 20 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Company.

          21.  Notices, etc.  Except as otherwise provided in this Agreement,
               -------------
notices and other communications under this Agreement shall be in writing and shall be delivered by hand or courier service, or mailed by registered or certified mail, return receipt requested, addressed,

(a) if to you, at the address set forth in Schedule A or at such other address as you shall have furnished to the Company in writing, except as otherwise provided in section 18 with respect to payments on Notes held by you or your nominee, or (b) if to any other holder of any Note, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Note who has furnished an address to the Company, or
(c) if to the Company, at its address set forth at the beginning of this Agreement, to the attention of General Counsel and Chief Financial Officer, with copies to McDermott, Will & Emery, 50 Rockefeller Center, New York, New York,
Attention: Jeffrey Dunetz, Esq. or at such other address, or to the attention of such other officer, as the Company shall have furnished to you and each such other holder in writing. Any notice so addressed and delivered by hand or courier shall be deemed to be given when received, and any notice so addressed and mailed by registered or certified mail shall be deemed to be given three Business Days after being so mailed.

          22.  Indemnification. The Company will indemnify and hold harmless
               ---------------
each holder of Notes and each person who controls a holder within the meaning of the Securities Act or the Exchange Act and each of the holder's subsidiaries and each holder's respective directors, officers, employees, agents and advisors (any and all of whom are referred to as the "Indemnified Party") from and against any and all losses, claims, damages and liabilities, whether joint or several (including all legal fees or other expenses reasonably incurred by counsel for any Indemnified Party in connection with the preparation for or defense of any pending or threatened third party claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) under any applicable federal or state law or otherwise, caused by or arising out of, the Financing Transactions, or this Agreement or any transaction contemplated hereby or thereby (including without limitation, any of the foregoing relating to the violation of, non-compliance with or liability under any Environmental Law applicable to the operations of the Company or its Subsidiaries), other than, with respect to any Indemnified Party, losses, claims, damages or liabilities that are the result of the gross negligence or willful misconduct of such Indemnified Party.

          Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding; provided that the
                                                        --------
failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this section 22 with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company will assume the defense of such claim, action or proceeding and will employ counsel reasonably satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable, but the Company will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties.

          The agreements in this section shall survive repayment of the Notes and all other amounts payable hereunder.

          23.  Successors and Assigns; Participations; Assignments; Replacement
               ----------------------------------------------------------------
of Notes.
--------

          23.1  Successors and Assigns. This Agreement shall be binding upon and
                ----------------------
inure to the benefit of the Company, the holders and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each holder.

          23.2  Participations. Subject to section 24, any holder may, in
                --------------
accordance with applicable law, including compliance with applicable federal and state securities and "blue sky" laws and regulations, at any time sell to one or more Eligible Assignees ("Participants") participating interests in any Note owned by such holder, the Commitments of such holder or any other interest of such holder hereunder. In the event of any such sale by a holder of a participating interest to a Participant, such holder's obligations under this Agreement to the Company and any other holder shall remain unchanged, such holder shall remain solely responsible for the performance thereof, such holder shall remain the holder of any such Note for all purposes under this Agreement, and the Company shall continue to deal solely and directly with such holder in connection with such holder's rights and obligations under this Agreement. No holder shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement except for those specified in clauses (a) and (b) of section 20. The Company also agrees that each Participant shall be entitled to the benefits of section 16 with respect to its participation in the Commitments and the Notes outstanding from time to time as if it were a holder; provided that, in the case of section 16, such Participant
                     --------
shall have complied with the requirements of such section and provided,
                                                              --------
further, that no Participant shall be entitled to receive  any greater amount
-------
pursuant to such section than the transferor holder would have been entitled to receive in respect of the amount of the participation transferred by such transferor holder to such Participant had no such transfer occurred.

          23.3  Assignments. Subject to section 24, any holder may, in
                -----------
accordance with applicable law, including compliance with applicable federal and state securities and "blue sky" laws and regulations, at any time and from time to time assign to any other holder or to an

Eligible Assignee (an "Assignee") all or any part of its Notes and Commitments pursuant to an assignment and acceptance executed by such Assignee and such assigning holder and delivered to the Company for acceptance and recording in the Register; provided that, in the case of any such assignment to an Eligible
              --------
Assignee, the sum of the aggregate principal amount of the Notes and the aggregate amount of Unused Commitment being assigned is not less than $5,000,000 (or such lesser amount as constitutes the assigning holder's entire aggregate principal amount of Notes and Unused Commitment) and, if such assignment is of less than all of the Notes and Commitments of the assigning holder, the sum of the aggregate principal amount of the assigning holder's remaining Notes and the aggregate amount of Unused Commitment is not less than $5,000,000 (or such lesser amount as may be agreed to by the Company). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a holder hereunder, and (ii) the assigning holder thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning holder's rights and obligations under this Agreement, such assigning holder shall cease to be a party hereto but shall be entitled to the benefits of section 16 in respect of the period prior to such assignment).

          23.4  Register. The Company shall maintain a copy of each Assignment
                --------
and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the holders, the registered owners of the Obligations evidenced by the Notes and the principal amount of the Notes owing to each holder from time to time. The entries in the Register shall be prima facie evidence of the accuracy thereof, and the Company and the holders shall treat each Person whose name is recorded in the Register as the owner of a Note hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment or transfer of all or part of any Note shall be registered on the Register only upon surrender for registration of assignment or transfer of such Note, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) and the old Note shall be returned to the Company marked "canceled". The Register shall be available for inspection by any holder at any reasonable time and from time to time upon reasonable prior notice.

          23.5  Disclosure of Information in Connection with a Transfer.
                -------------------------------------------------------
Subject to section 30, the Company authorizes each holder to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee and its advisers and agents, any and all information in such holder's possession concerning the Company and its Subsidiaries which has been delivered to such holder by or on behalf of the Company pursuant to this Agreement or which has been delivered to such holder by or on behalf of the Company in connection with such holder's credit evaluation of the Company and its Subsidiaries prior to becoming a party to this Agreement; provided that no such disclosure may be made unless
                           --------
such Transferee or prospective Transferee and its advisers and agents shall have executed and delivered to the Company an agreement reasonably acceptable to the Company to keep such information confidential.

          23.6  Assignment to Federal Reserve Bank. Nothing contained herein
                ----------------------------------
shall prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a holder of any Note to any Federal Reserve Bank in accordance with applicable law.

          23.7   Replacement of Notes. Upon receipt of evidence reasonably
                 --------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by you or another institutional holder or your or its nominee, of an indemnity agreement from you or such other holder) or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note in the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, dated so that there will be no loss of interest on such Note and otherwise of like tenor. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.

          24.  Remarketing
               -----------

          (a) You shall not engage in any remarketing efforts (i) prior to the earlier of 9 months after the consummation of the Company's initial High Yield Offering and January 1, 2001, with respect to any assignment of any Unused Commitment related to the Series A Note Commitment or any Series A Notes and
(ii) prior to the earlier of 9 months after the consummation of the Company's initial High Yield Offering and June 30, 2000, with respect to any assignment of any Unused Commitment related to the Series B Note Commitment or any Series B Notes except as provided in this section. Prior to such time, you may request that the Company shorten the period in which you are restricted from remarketing the Notes. The Company will consider any such request and will not object to any such request if it concludes (in the exercise of its business judgement based on such criteria as it considers appropriate) that any such remarketing will not impair the ability of the Company to any High Yield Offering. The restrictions set forth in this section 24 shall not apply to any remarketing of the Notes to any of your Affiliates.

          (b) You shall provide the Company at least with 60 days prior written notice (a "Remarketing Notice") if you wish the Company to assist in any transfer or assignment of any amount of the Commitments or the Notes or if the Five-Year No-Call (as defined below) will be applicable to the Notes being so assigned (a "Remarketing Transfer"). Upon receipt of a Remarketing Notice, the Company and its Subsidiaries shall cooperate with you and your underwriters or agents in each remarketing effort undertaken by you. Such cooperation shall include, if requested by you, (i) the Company providing customary information in respect of the Company and its Subsidiaries and making customary representations and warranties with respect to such information in connection with any Offering and, if required by the Securities Act, the Company acting as co-registrant, issuer or co-issuer of such Offering, (ii) senior officers of the Company and its Subsidiaries participating to a reasonable degree and upon reasonable prior notice, in the "road show" for any Offering or in meetings with prospective transferees or assignees of the Notes and, (iii) appropriate personnel from the Company and its Subsidiaries assisting in the drafting of a registration statement or offering circular used in marketing of any Offering; provided that the Company may elect to combine the
                              --------
registration of such Offering with the registration of any of the Company's other High Yield Debt. The Company will promptly after delivery of a Remarketing Notice, upon your request, direct its counsel (i) to prepare required documentation for Refinancing Securities and/or any required amendments to this Agreement to permit a Remarketing Transfer or (ii) to review any such documentation prepared by your counsel, and the Company will work diligently with you to finalize such documentation and issue such Refinancing Securities in the manner you request.

          (c) In connection with any Remarketing Transfer involving a sale of Notes, the holders of the Notes or Refinancing Securities that are the subject of such Remarketing Transfer shall, if you so request, be granted the right to decline any optional or mandatory prepayments of such Notes or Refinancing Securities (excluding regularly scheduled installments of principal) for a period of up to five years from the date of consummation of such Remarketing Transfer (the "Five-Year No-Call").

          (d) If you have not completed a Remarketing Transfer for all the Series A Notes and the Series B Notes then outstanding prior to January 1, 2003, then the Company will pay you up to 3% of the then outstanding principal amount of all Notes to defray any actual marketing distribution and other costs incurred by you in connection with any such remarketing.

          (e) At any time after the earlier to occur of (i) the disposition by you of more than 50% of the aggregate principal amount of the Series A Notes or Series B Notes then outstanding and (ii) January 1, 2001, you or the Required Holders may request the issuance of Refinancing Securities in place of such Series A Notes or Series B Notes, as applicable.

          25.  Adjustments. If any holder (a "Benefitted Holder") shall at any
               -----------
time receive any payment of all or part of its Notes, or interest thereon, (whether voluntarily or involuntarily) in a greater proportion than any such payment to any other holder, if any, in respect of such other holder's Notes, or interest thereon, such Benefitted Holder shall purchase for cash from the other holders a participating interest in such portion of each such other holder's

Notes, Notes as shall be necessary to cause such Benefitted Holder to share the excess payment ratably with each of the other holders, provided, that if all or
                                                       --------
any portion of such excess payment is thereafter recovered from such Benefitted Holder, such purchase shall be rescinded, and the purchase price returned, to the extent of such recovery, but without interest.

          26.  Miscellaneous. This Agreement shall be binding upon and inure to
               -------------
the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or any part thereof. Except as stated in section 19, this Agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement and the Notes shall be construed and enforced in accordance with and governed by the law of the State of New York. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          27.  Submission To Jurisdiction; Waivers. The Company hereby
               -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, and the Notes, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in section 18 or at such other address of which you shall have been notified pursuant thereto;

          (d) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this section any special, exemplary, punitive or consequential damages.

          28.  Expansion Notes. If the Company obtains the right to develop
               ---------------
or operate PCS networks serving BTAs or MTAs in addition to those contained in the Designated Areas (such additional markets, the "Expansion Areas"), you agree to provide financing related to such Expansion Areas through the purchase of Notes having the same terms and conditions as the Series A Notes and Series B Notes (such Notes, the "Expansion Notes") in an aggregate principal amount representing 30% of the software, hardware and services to be provided by the Vendor for such Expansion Area as set forth in a definitive business plan with respect to such Expansion Area as approved by the board of directors of the Company (the "Base Case"). Fifty percent of the Notes purchased by you shall have the same terms as the Series A Notes and the remainder shall have the same terms as the Series B Notes; provided that you shall not be obligated to
                             --------
purchase more than an aggregate principal amount of $80,000,000 of Expansion Notes. The expiration date for the Expansion Notes issued to finance a particular Expansion Area shall be the earlier to occur of (X) the date which is six months after the scheduled maturity under the Company's initial Qualifying High Yield Offering the proceeds of which are used to finance such Expansion Area, and (Y) the fourteenth annual anniversary of the initial issuance of such Expansion Notes. The Company acknowledges that your obligation to purchase Expansion Notes is contingent on the Company irrevocably committing to purchase one mobile switching center and fifty base stations for each Expansion Area from the Vendor either pursuant to the Procurement Contract or under a new procurement contract acceptable to the Company and the Vendor./1/ The Company further acknowledges that the purchase of such Expansion Notes by you may be conditioned on (a) the Company having entered into one or more agreements with AT&T and AT&T PCS on terms substantially equivalent, in your determination, as those entered into with AT&T, AT&T PCS and TWR with respect to the Designated Areas which relate to the use of the AT&T brand name, trademarks and service marks, roaming, access to the AT&T network with seamless integration for customers and that none of AT&T PCS, TWR and the other parties to the Stockholders' Agreement (in each case together with the Affiliated Successors (as defined in the Stockholders' Agreement) will offer any Company Communications Services (as defined in the Stockholders' Agreement) in such Expansion Area (other than the right of AT&T PCS to offer resale services similar to those set forth in Section 8.6 of the Stockholders' Agreement), (b) the Company having received cash equity contributions per POP in such Expansion Area in an amount of not less than $10, (c) the Company having Licenses covering such Expansion Area that (i) are in full force and effect with no pending appeal, and (ii) are not subject to any pending or, to the knowledge of the Company, threatened revocation or termination proceeding or action (d) the Company being in compliance with all Licenses covering Expansion Area in all material

____________________

/1/  A reciprocal provision should be included in the Procurement Agreement.

respects, (e) entry into a new procurement contract or amendment of the Procurement Contract, as described above, (f) modification of the threshold amount of Net Debt Proceeds under section 10.5(b) and of the definition of Debt Redemption Amount to an amount not to exceed the product of (i) the sum of (A) the aggregate principal amount of loans outstanding and commitments available under the Credit Agreement and (B) the aggregate principal amount of High Yield Debt outstanding (including any High Yield Debt to be issued in connection with such Expansion Area) multiplied by (ii) the lesser of (A) the High Yield Percentage (after giving effect to any High Yield Debt to be issued in connection with such Expansion Area) and (B) 40 %, (it being understood that if the High Yield Percentage (after giving effect to any High Yield Debt to be issued in connection with such Expansion Area) exceeds 40% and you and the Company do not agree on the increase in such threshold amount, then the Company shall not be obligated to issue and you shall not be obligated to purchase any Expansion Notes with respect to such Expansion Area and the Company shall not be required to commit to purchase software, hardware or services from the Vendor for such Expansion Area), (g) modification of the threshold amount of Net Securities Proceeds under section 10.4 to an amount not to exceed the product of
(i) $130,000,000 multiplied by (ii) a fraction the numerator of which is the sum of (A) 11,100,000 plus (B) the number of POPs in Expansion Areas for which Expansion Notes have been or concurrent therewith are being issued and the denominator of which is 11,100,000 and (h) entry into an agreement and/or an amendment to this Agreement related to the purchase of the Expansion Notes. The Company's and your obligations under this section 28 shall expire June 30, 2001.

          29.  Waivers of Jury Trial. THE COMPANY AND YOU HEREBY IRREVOCABLY AND
               ---------------------
UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR, THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.

          30.  High Yield Offering. Upon the completion by the Company of its
               -------------------
initial Qualifying High Yield Offering, sections 8.1(e), 9.1, 9.2, 11.2, 11.6, 11.8, 11.10, 19 and 23.5 and the definition of "Change of Control" shall be deleted and shall be replaced in their entirety by the comparable provisions (including any defined terms contained therein), if any, contained in the indenture or similar agreement with respect to such High Yield Offering. Upon the request of either the Company or you, the parties will prepare an amended and restated version of this Agreement for the purpose of setting forth the changes to such provisions.

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                              Very truly yours,

                              TELECORP PCS, INC.



                              By: /s/ Thomas H. Sullivan
                                 -----------------------
                                 Title: Executive Vice President

The foregoing Agreement is
hereby agreed to as of the
date thereof.

LUCENT TECHNOLOGIES INC.


By: /s/ [SIGNATURE ILLEGIBLE]
   --------------------------------
Title:

                                                                    EXHIBIT 10.1
                                                                  (Attachment 5)

                                                                      Schedule A

                             PURCHASER INFORMATION

Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, New Jersey 07974

                                                                     Schedule  B


          DISCLOSURE SCHEDULE TO THE NOTE PURCHASE AGREEMENT BY AND
          ---------------------------------------------------------
           BETWEEN TELECORP PCS, INC. AND LUCENT TECHNOLOGIES, INC.
           -------------------------------------------------------


Section 6.5  Changes, etc.
-------------------------

The Company has certain obligations under the following contracts:

             1. Securities Purchase Agreement by and among AT&T Wireless PCS Inc., TWR Cellular, Inc., Cash Equity Investors, TeleCorp Investors, Management Stockholders and the Company, dated as of January 23, 1998, and all agreements related thereto;

             2. General Agreement for the Purchase of PCS Systems and Services by and between the Company and Lucent Technologies, Inc., dated May 12, 1998; and

             3. Contribution Agreement by and among the Company, AT&T Wireless PCS Inc., TWR Cellular, Inc., Gerald T. Vento, Thomas H. Sullivan, TeleCorp Holding Corp., Inc. and certain Cash Equity Investors and TeleCorp Investors identified therein, dated May 15, 1998.



Section 6.8  Capital Stock and Related Matters.
----------------------------------------------

(a) As of the date of the Note Purchase Agreement, the Company has 20,000 shares of common stock, no par value, authorized of which 10 shares are issued and outstanding.

(b) As of the date of the Note Purchase Agreement, TeleCorp PCS, LLC has the Company as its sole member.



Section 6.9  Debt.
-----------------

The Company has certain obligations under the following contracts:

             1. Securities Purchase Agreement by and among AT&T Wireless PCS Inc., TWR Cellular, Inc., Cash Equity Investors, TeleCorp Investors,

                 Management Stockholders and the Company, dated as of January 23, 1998, and all agreements related thereto;

             2. General Agreement for the Purchase of PCS Systems and Services by and between the Company and Lucent Technologies, Inc., dated May 12, 1998; and

             3. Contribution Agreement by and among the Company, AT&T Wireless PCS Inc., TWR Cellular, Inc., Gerald T. Vento, Thomas H. Sullivan, TeleCorp Holding Corp., Inc. and certain Cash Equity Investors and TeleCorp Investors identified therein, dated May 15, 1998.



Section 6.11  Litigation.
------------------------

     Gerald T. Vento, in his capacity as Chief Executive Officer of TeleCorp Holding Corp., Inc., received a letter from Mark A. Pelson, dated February 26, 1998, asserting an equity interest in TeleCorp Holding Corp., Inc. and its affiliates. TeleCorp Holding Corp., Inc. responded with a detailed letter sent by its counsel, Steven W. Kasten at McDermott, Will & Emery, denying Mr. Pelson's right to any equity interest in TeleCorp Holding Corp., Inc. or its affiliates. No further action has been taken by either party at this time.


Section 6.24  Security Agreement.
--------------------------------

     As of the Closing Date, the Company and Lucent Technologies, Inc. have agreed that financing statements will be filed for the following locations:

            1.  Little Rock, Arkansas
            2.  Memphis, Tennessee
            3.  Baton Rouge, Louisiana
            4.  New Orleans, Louisiana
            5.  Nashua, NH
            6.  Concord, NH
            7.  Manchester, NH
            8.  Worcester, MA
            9.  Barnstable County, MA

                                                                    EXHIBIT 10.1
                                                                  (Attachment A)

                 INCREASING RATE SUBORDINATED NOTE (SERIES A)


$10,000,000                                                        June 16, 1998


          FOR VALUE RECEIVED, TeleCorp PCS, Inc., a Delaware corporation ( the "Company"), promises to pay to the order of Lucent Technologies Inc.("Payee"), on May 1, 2012 or such earlier date as may be provided pursuant to the Purchase Agreement referred to below, the principal amount of Ten Million Dollars ($10,000,000).

          The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at a rate equal to 8.50% per annum (the "Initial Rate"). If the Series A Notes (as defined in the Purchase Agreement referred to below) are not redeemed in their entirety by January 1, 2001, the Initial Rate will increase for the calendar year 2001, commencing January 1, 2001, to a rate per annum which is the lower of 10.0% and 0.50% above the yield (coupon rate plus any yield attributable to equity securities or warrants) of the High Yield Debt (as defined in the Purchase Agreement referred to below) the Initial Rate will increase for the calendar year 2002, commencing January 1, 2002, to a rate per annum which is the lower of 11.5% and 0.5% above the yield (coupon rate plus any yield attributable to equity securities or warrants) of the High Yield Debt (as defined in the purchase Agreement referred to below); and the Initial Rate will increase for each calendar year thereafter, commencing January 1 of such calendar year, to a rate per annum which is the lower of 12.5% and 0.50% above the yield (coupon rate plus any yield attributable to equity securities or warrants) of the High Yield Debt (as defined in the Purchase Agreement referred to below); provided,
                                                                     --------
however, if the Company has not issued High Yield Debt on or before January 1,
-------
2001, the Initial Rate will increase to 12.5% commencing January 1, 2001 and for all times thereafter. Interest shall be payable semiannually on June 16 and December 16 of each year, commencing on December 16, 1998; provided that during
                                                           --------
the period from the date hereof to the sixth anniversary thereof, the Company may pay the interest on any interest payment date during such period by issuing to the Payee an additional Note, identical to this Note (other than the date thereof, which shall be the date such interest payment is due)in the principal amount of the interest payable on such payment date. After the date which is the sixth anniversary of the date hereof, interest shall be payable in cash unless there exists at the time such interest payment is due restrictions on such cash interest payment in any document evidencing Senior Debt.

          This Note is issued pursuant to and entitled to the benefits of the Note Purchase Agreement dated as of May 11, 1998, as the same may at any time be amended, modified or supplemented and in effect (the "Purchase Agreement") between the Company and the Payee, to which reference is hereby made for a more complete statement of the terms and conditions under which the Notes were purchased and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to Payee at the office of Chase Manhattan Bank in the Borough of Manhattan, the City and State of New York or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Purchase Agreement. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal or interest on this Note.

          Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

          This Note is subject to prepayment at the option of the Company as provided in subsection 10.1 of the Purchase Agreement. The Company is obligated to prepay or make an offer to purchase all or part of this Note under the circumstances described in subsections 10.2, 10.4 and 10.5 of the Purchase Agreement.

          This Note is subordinated in right of payment to Senior Debt as and to the extent provided in Section 14 of the Purchase Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Purchase Agreement.

          The terms of this Note are subject to amendment only in the manner provided in the Purchase Agreement.

          No reference herein to the Purchase Agreement and no provisions of this Note or the Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

          The Company promises to pay all costs and expenses, including all reasonable attorneys' fees, expenses and disbursements, incurred in the collection and enforcement of this Note. The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                    TELECORP PCS, INC.


                                    BY:__________________________
                                       Title:

                                                                    EXHIBIT 10.1
                                                                     (Exhibit B)

                 INCREASING RATE SUBORDINATED NOTE (SERIES B)

$_______________                                           ______________, 1998

          FOR VALUE RECEIVED, Telecorp PCS, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Lucent Technologies Inc. ("Payee"), on May 1, 2012 or such earlier date as may be provided pursuant to the Purchase Agreement referred to below, the principal amount of __________ Dollars
($ _________).

          The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at a rate equal to 10%
per annum (the "Initial Rate"). If the Series A Notes (as defined in the Purchase Agreement referred to below) are not redeemed in their entirety by January 1, 2000, the Initial Rate will increase for the calendar year 2000, commencing January 1, 2000, to a rate per annum which is the lower of 11.5% and 0.50% above the yield (coupon rate plus any yield attributable to equity securities or warrants) of the High Yield Debt (as defined in the Purchase Agreement referred to below); the Initial Rate will increase for each calendar year thereafter commencing January 1 of such calendar year, to a rate per annum which is the lower of 12.5% and 0.50% above the yield (coupon rate plus any yield attributable to equity securities or warrants) of the high Yield debt (as defined in the Purchase Agreement referred to below); provided, however, if the
                                                      --------  -------
Company has not issued High Yield Debt on or before January 1, 2000, the Initial Rate will increase to 12.5% commencing January 1, 2000 and for all times thereafter. Interest shall be payable semiannualy on ____________ and __________ of each year, commencing on _________; provided that during the period from the
                                       --------
date hereof to May 11, 2004, the Company may pay the interest on any interest payment date during such period by issuing to the Payee an additional Note, identical to this Note (other than the date thereof, which shall be the date such interest payment is due) in the principal amount of the interest payable on such payment date. After May 11, 2004, interest shall be payable in cash unless there exists at the time such interest payment is due restrictions on such cash interest payment in any document evidencing Senior Debt.

          This Note is issued pursuant to and entitled to the benefits of the Note Purchase Agreement dated as of May 11, 1998 as the same may at any time be amended, modified or supplemented and in effect (the "Purchase Agreement") between the Company and the Payee, to which reference is hereby made for a more complete statement of the terms and conditions under which the Notes were purchased and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in some day funds to Payee at the office of Chase Manhattan Bank in the Borough of Manhattan, the City and State of New York or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Purchase Agreement. Each of payee and an subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payment or principal or interest on this Note.

          Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

          This Note is subject to prepayment at the option of the Company as provided in subsection 10.1 of the Purchase Agreement. The Company is obligated to prepay or make an offer to purchase all or part of this Note under the circumstances described in subsection 10.2, 10.4 and 10.5 of the Purchase Agreement.

          This Note is subordinated in right of payment to Senior Debt as and to the extend provided in Section 14 of the Purchase Agreement.

          THIS NOTE SHALL BE GOVERENED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Purchase Agreement.

          The terms of this Note are subject to amendment only in the manner provided in the Purchase Agreement.

          No reference herein to the Purchase Agreement and no provisions of this Note or the Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

          The Company promises to pay all costs and expenses, including all reasonable attorneys' fees, expenses and disbursements, incurred in the collection and enforcement of this Note. The Company and endorsers of this Note hereby consent to renewals and extension of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                                 TELECORP PCS, INC

                                                 BY:____________________________
                                                    Title:

                                                                    EXHIBIT 10.1
                                                                  (Attachment 3)



                                                  May ___, 1998



Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, New Jersey  07974

                              TeleCorp PCS, Inc.
                              ------------------

Ladies and Gentlemen:

  We have acted as special New York counsel to TeleCorp PCS Inc., a Delaware corporation (the "Company"), in connection with the Note Purchase Agreement,
                  -------
dated as of May 11, 1998 (the "Note Agreement"), between the Company and Lucent
                               --------------
Technologies Inc. ("Lucent", together with each holder of a Note, being
                    ------
individually a "Noteholder" and collectively the "Noteholders").  This opinion
                ----------                        -----------
is furnished to you pursuant to Section 5.1(e) of the Note Agreement. Unless otherwise defined herein (a) terms used herein have the meanings provided for in the Note Agreement and (b) terms for which meanings are provided for in the New York Uniform Commercial Code (the "UCC") are used herein as defined therein.
                                   ---

  In connection with this opinion we have examined (a) originals, or copies identified to our satisfaction as being true copies, of such records, documents and other instruments as we have deemed necessary for the purposes of this opinion and (b) the form of execution copies of the Note Agreement, the Series A Note and the Security Agreement (collectively, the "Subject Documents"). In
                                                    -----------------
addition, we have examined the (i) the certificate of incorporation and by-laws of the Company and (ii) the good standing certificates of the Company attached at Annex A hereto.
   -------

  With regard to factual matters, we have been furnished with, and with your consent have relied (without independent verification) upon and assumed the accuracy of, (a) certificates of the Company, (b) the representations of the Company set forth in the Subject Documents and (c) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein.

  Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular McDermott, Will & Emery attorneys who have represented the Company in connection with the Subject Documents. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or documents) to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that we have relied upon such representations and warranties in connection with the preparation and delivery of this opinion.

  In our examination, and for all purposes of the opinions expressed herein, we have assumed, with your permission, and without independent investigation, that:

     (a) the signatures of individuals (other than individuals signing on behalf of the Company) signing the Subject Documents are genuine and authorized;

     (b) all documents submitted to us as copies conform to authentic original documents;

     (c) all parties (other than the Company) to the Subject Documents (i) have full power and authority to execute, deliver and perform thereunder and under the documents required or permitted to be delivered and performed thereunder and (ii) all such documents (A) have been duly authorized by all necessary corporate or other actions on the part of such parties, (B) have been duly executed by such parties, (C) have been duly delivered by such parties and (D) are legal, valid and binding obligations enforceable against such parties; and

     (d) the representations and warranties in the Subject Documents as to factual matters are accurate and complete in all respects.

  Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth in lettered paragraphs (A) through (G) below, we are of the
                                 --------------         ---
opinion that:

  1.  Corporate Status.  The Company is a corporation validly existing under the
      ----------------
laws of the State of Delaware and has the corporate power and authority to own its property and assets and to transact the business in which it is currently engaged as described in the Note Agreement. Based solely upon our review of the certificates of good standing attached at Annex A hereto, the Company is a
                                          -------
corporation in good standing under the laws of its jurisdiction of incorporation and is authorized to do business and is in good standing in each jurisdiction listed on Annex B attached hereto.
          -------

  2.  Corporate Power and Authority.  The Company has the corporate power and
      -----------------------------
authority to execute, deliver and perform the terms and provisions of each Subject Document to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Subject Document.

  3.  Due Execution, Validity and Enforceability.  The Company has duly executed
      ------------------------------------------
and delivered each Subject Document to which it is party, and each such Subject Document constitutes the legal, valid, binding and enforceable obligations of the Company.

  4.  No Violation.   Neither the execution, delivery nor performance by the
      ------------
Company of any Subject Document, nor compliance by the Company with the terms and provisions thereof,

     (a) violate, based on our review of those laws, rules and regulations which, in our experience, are normally applicable to transactions of the contemplated by the Subject Documents, any present law, statute or regulation of the State of New York, the General Corporation Law of the State of Delaware or the United States; or

     (b) violate any provision of the certificate of incorporation or by-laws of the Company; or

     (c) result in any breach of any of the terms of, or constitute a default under, or with respect to any of the Article Nine Collateral (as defined in opinion paragraph 6 below) result in the creation or imposition of any Lien
          -----------
  (except as contemplated by the Subject Documents) upon any of such Article Nine Collateral, in each case pursuant to the terms of any written agreement of the Company set forth on Annex C attached hereto.
                                        -------

  5.  Governmental Approvals.  Based on our review of those laws, rules and
      ----------------------
regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Subject Documents, no consent, approval or authorization of, or filing with, any governmental authority of the United States, the State of New York or pursuant to the Delaware General Corporation Law, is required for (a) the due execution, delivery and performance by the Company of any Subject Document or (b) the legality, validity, binding effect or enforceability of any Subject Document, except (i) for filings, recordings and other actions which have previously been made or obtained, (ii) consents, approvals, authorizations and filings as may be required to be obtained or made by each Noteholder as a result of its involvement in the transaction contemplated by the Subject Documents, (iii) routine filings to be made after the date hereof in the ordinary course of business of the Company and (iv) filings which are necessary to perfect the security interest granted under the Security Agreement.

  6.  Security Interests.  After giving effect to the issuance and payment of
      ------------------
the Series A Note on the date hereof, the Security Agreement creates a valid security interest in favor of Lucent to secure the Obligations (as defined in each Security Agreement) in all right, title and interest of the Company in and to all personal property included within the definition of the term Collateral (as defined in the Security Agreement) in which a security interest can be granted under Article 9 of the UCC (collectively, the "Article Nine
                                                       ------------
Collateral").
----------
  7.  Judgments, Actions and Proceedings.  To the best of our knowledge, there
      ----------------------------------
are no outstanding judgments, actions, suits or proceedings pending against the Company before any court or governmental authority which purports to affect the legality, validity, binding effect or enforceability of any of the Subject Documents.

  The opinions set forth above are subject to the following qualifications:

     (A) Our opinions expressed herein are limited to the laws of the State of New York, the Federal law of the United States and the Delaware General Corporation Law, and we do not express any opinion concerning any other law.

     (B) Our opinions expressed herein are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

     (C) Our opinions expressed herein are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). In applying such principles a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or any portion thereof upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document. In addition, a court may refuse to enforce a covenant if and to the extent that it deems such covenant to be violative of applicable public policy, including, for example, provisions indemnifying a party against liability for its own wrongful or negligent acts.

     (D) We call your attention to the following matters (as well as those matters set out in paragraph (G) below) as to which we express no opinion:
                     -------------

          (1) the agreement of the Company in the Subject Documents relating to indemnification, contribution or exculpation of costs, expenses or other liabilities incurred by the Noteholders that arise out of or in connection with the transactions contemplated by the Subject Documents;

          (2) fraudulent transfer laws and principles of equitable subordination;

          (3) the agreement of the Company in the Subject Documents to submit to the jurisdiction of courts of the State of New York, or to waive the right to jury trial or to establish evidentiary standards;

          (4) the creation of any trust relationship by the Company on behalf of any Noteholder;

          (5) the ordinances and statutes, the administrative decisions and orders and the rules and regulations of any municipality, county, special district or other political subdivision of the State of New York;

          (6) any waiver or remedy contained in the Loan Documents, whether or not any Loan Document deems any such waiver or remedy commercially reasonable, if such waiver or remedy is determined
               (a) not to be commercially reasonable, (b) to conflict with mandatory provisions under the UCC or any other applicable law or
               (c) to be taken in a manner determined to be unreasonable; and

          (7) certain of the provisions contained in the Subject Documents may be unenforceable or ineffective in whole or in part, but the inclusion of such provisions does not render any of Subject Documents invalid as a whole and each of the Subject Documents contains, in our opinion, adequate remedial provisions for the practical realization of the principal rights and benefits purported to be afforded by the Subject Documents, subject to the other qualifications contained in this opinion. We note, however, that the unenforceability of such provisions may result in delays in enforcement of the rights and remedies of the Noteholders under the Subject Documents (and we express no opinion as to the economic consequences, if any, of such delays).

     (E)  With respect to our opinions in paragraph 4 we express no opinion as
                                          -----------
     to any violation not readily ascertainable from the face of the agreement referred to therein or arising from any cross-default provision insofar as it relates to a default under an agreement not referred to therein or arising under a covenant of a financial or numerical nature or requiring computation.

     (F)  Our opinions in paragraph 6 above are subject to the following:
                          -----------

          (1) the continuation of Lucent's security interest in the proceeds of the Collateral is limited to the extent set forth in Section 9-306 of the UCC;

          (2) in the case of property which becomes part of the Collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

          (3) in the case of property which becomes part of the Collateral after the date hereof, Section 547 of the Bankruptcy Code provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property which is security for other than a contemporaneous advance may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547 of the Bankruptcy Code;

          (4) Section 364 of the Bankruptcy Code provides that the extension of secured credit after the commencement of a case under the Bankruptcy Code requires court approval;

          (5) the rights of Lucent with respect to the Collateral consisting of accounts, instruments, licenses, leases, contracts or other agreements will be subject to the claims, rights and defenses of the other parties thereto against the Company; and

          (6) in the case of any Collateral consisting of licenses or permits issued by governmental authorities, the Company may not have sufficient rights therein for the security interest of Lucent to attach and, even if the Company has sufficient rights for the security interest of Lucent to attach, the exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit.

     (G)  With respect to our opinions in paragraph 6 above, we express no
                                          -----------
  opinion as to:

          (1) the Company's ownership rights in or title to, or perfection of any Lien on or with respect to, any property or assets forming any part of the Collateral; and

          (2) the creation, validity, perfection, priority or enforceability of any security interest purported to be granted in or in respect of (a) any real property, fixtures, equipment used in farming operations, farm products, crops, timber or minerals and the like (including oil and gas) or accounts resulting from the sale of any of the foregoing; (b) patents, trademarks, copyrights, trade names, service marks and other intellectual property; (c) policies or insurance, deposit accounts, receivables due from any government or agency thereof, inventory which is subject to any negotiable documents of title (such as negotiable bills of lading or warehouse receipts), consumer goods, beneficial interests in a trust, letters of credit or accounts resulting from the sale of any of the foregoing; or (d) any other property or assets the creation, perfection or priority of a security interest in which is excluded from the coverage of
     Article 9 of the UCC, including such property or assets the creation, perfection or priority of a security in which are subject to (i) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection or recordation of a security interest therein or which specifies a place of filing different from that specified in the UCC for filing to perfect or record such security interest or (ii) a certificate of title statute.

  The opinions set forth herein are made as of the date hereof and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein. The foregoing opinions are being furnished to Lucent for the purpose referred to in the first two sentences of this opinion, and this opinion is not to be used, furnished to any Person (other than Persons who have purchased participations from Lucent in accordance with the terms of Section 23.2 of the Purchase Agreement) or relied upon for any other purpose without our prior written consent, except that other Persons who, in the future, become an assignee in accordance with the terms of Section 23.3 of the Note Agreement may be furnished with, and rely upon, this opinion.

                                                  Very truly yours,

Attachments


Annex A  -  Good Standing Certificates
Annex B  -  Jurisdictions Qualified in Good Standing
Annex C  -  No Conflict Agreements

                                                                         Annex A
                                                                         -------



                          Good Standing Certificates
                          --------------------------

                                                                         Annex B
                                                                         -------

                   Jurisdictions Qualified in Good Standing
                   ----------------------------------------

                          ==========================
                           Arkansas
                          ==========================
                           Delaware
                          ==========================
                           District of Columbia
                          ==========================
                           Louisiana
                          ==========================
                           Massachusetts
                          ==========================
                           Mississippi
                          ==========================
                           Missouri
                          ==========================
                           New Hampshire
                          ==========================
                           Tennessee
                          ==========================
                           Texas
                          ==========================
                           Virginia
                          ==========================

                          ==========================

                                                                         Annex C
                                                                         -------



                            No Conflict Agreements
                            ----------------------


1. General Agreement for Purchase of Personal Communications Systems and Services between Lucent and the Company.

2. Securities Purchase Agreement, dated as of January 23, 1998, among AT&T Corp., TWR Cellular, Inc., the Company and the investors referred to on the schedules thereto.

3. License Purchase Agreement, dated January 23, 1998, between AT&T Corp. and the Company.

4. Management Agreement between the Company and TeleCorp Management Corp. I, L.L.C.

5.   Network Membership License Agreement between AT&T Corp. and the Company.

6.   Resale Agreement between AT&T Corp. and the Company.

7.   Intercarrier Roamer Services Agreement between AT&T Corp. and the Company.

                                                                    EXHIBIT 10.1
                                                                  (Attachment 4)

                          FORM OF SECURITY AGREEMENT


          SECURITY AGREEMENT, dated as of May __, 1998, made by TeleCorp PCS, Inc. a Delaware corporation (the "Grantor"), in favor of Lucent Technologies
                                  -------
Inc., a Delaware corporation (the "Grantee").
                                   -------

                             W I T N E S S E T H :
                             -------------------


          WHEREAS, pursuant to the Note Purchase Agreement dated as of May __, 1998 between the Grantor and Grantee (as amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), the Grantee has agreed to purchase certain Increasing Rate Subordinated Notes Series A Due 2012 (the "Series A Notes") from the Grantor upon the terms and subject to the conditions set forth therein; and

          WHEREAS, it is a condition precedent to the obligation of the Grantee to purchase and pay for the Series Notes under the Note Purchase Agreement that the Grantor shall have executed and delivered this Security Agreement to the Grantee;

          NOW, THEREFORE, in consideration of the premises and to induce the Grantee to enter into the Note Purchase Agreement and to purchase and pay for the Series Notes issued therewith, the Grantor hereby agrees with the Grantee, as follows:

1.  Defined Terms.  Unless otherwise defined herein, terms defined in the Note
    -------------
Purchase Agreement and used herein are used herein as defined therein. The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as defined therein:
Instruments, Chattel Paper, Farm Products, Documents and Proceeds. The following terms shall have the following meanings:

          "Code" shall mean the Uniform Commercial Code as from time to time in
           ----
     effect in the State of New York.

          "Equipment" shall mean all equipment sold to and acquired by the
           ---------
Grantor from the Vendor under the Procurement Contract (as defined below), including any and all equipment sold to and acquired by the Grantor from the Vendor after the Initial Series A Closing under the Procurement Contract.

          "Obligations" shall mean the unpaid principal of and interest on
           -----------
     (including, without limitation, interest accruing after the maturity any of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Grantor to any holder, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note Purchase Agreement, this Security Agreement or the Notes or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the holders) that are required to be paid by the Grantor pursuant to the terms of the Note Purchase Agreement, or otherwise.

          "Procurement Contract" shall mean the Vendor Procurement Contract
           --------------------
     dated as of May 11, 1998 between the Grantor and the Grantee, as Vendor, including (i) all rights of the Grantor to receive equipment (and the proceeds therefrom) thereunder or in connection therewith, (ii) all rights of the Grantor to damages arising out of, or for, breach or default in respect thereof and (iii) all rights of the Grantor to perform and to exercise all remedies thereunder.

          "Security Agreement" means this Security Agreement, as amended,
           ------------------
supplemented   or otherwise modified from time to time.

          2.  Grant of Security Interest.  As collateral security for the prompt
              --------------------------
and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby grants to the Grantee a security interest in all the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest in (collectively, the "Collateral"):
                    ----------

               (i)  all Equipment; and

               (ii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

          3.  Rights of Grantee; Limitations on Grantee's Obligations.
              -------------------------------------------------------

              Grantor Remains Liable under the Procurement Contract.  Anything
              -----------------------------------------------------
herein to the contrary notwithstanding, the Grantor shall remain liable under the Procurement Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to the Procurement

Contract and in accordance with and pursuant to the terms and provisions of the Procurement Contract.


          4.  Representations and Warranties.  The Grantor hereby represents and
              ------------------------------
warrants that:

          (a) Title; No Other Liens.  The Grantor owns each item of the
              ---------------------
     Collateral free and clear of any and all Liens (other than Liens imposed by statute (other than ERISA or any environmental laws) arising in the ordinary course of business for amounts (i) not yet due or (ii) which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other provisions are being maintained in accordance with GAAP). No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Grantee pursuant to this Security Agreement or under the Procurement Contract.

          (b) Perfected First Priority Liens.  The Liens granted pursuant to
              ------------------------------
     this Security Agreement will, upon the filing of appropriate financing statements, constitute perfected Liens on the Collateral in favor of the Grantee, which are prior to all other Liens on the Collateral created by the Grantor and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from the Grantor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (c) Books and Records.  The place where the Grantor keeps its books
              -----------------
     and records relating in any manner to the Collateral is 1101 17th Street NW, 9th Floor, Washington D.C., 20036.

          (d) Equipment.  The Equipment is kept at the locations listed on
              ---------
     Schedule I hereto.

          (e) Chief Executive Office.  The Grantor's chief executive office and
              ----------------------
     chief place of business is located at 1101 17th Street NW, 9th Floor, Washington D.C., 20036.

          5.  Covenants.  The Grantor covenants and agrees with the Grantee
              ---------
that, from and after the date of this Security Agreement until the earlier of
(a) the repayment in full of the Obligations, and (b) the Liens granted hereunder are terminated pursuant to Section 21.

          (a) Further Documentation; Pledge of Instruments and Chattel Paper.
              --------------------------------------------------------------
     At any time and from time to time, upon the written request of the Grantee, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Grantee may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Grantee to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          (b) Indemnification.  The Grantor agrees to pay, and to save the
              ---------------
     Grantee harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement, except resulting from the Grantee's gross negligence or willful misconduct.

          (c) Maintenance of Records.  The Grantor will keep and maintain at its
              ----------------------
     own cost and expense satisfactory and complete records of the Collateral. The Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby in such manner as the Grantee may reasonably request. For the Grantee's further security, the Grantee shall have a security interest in all the Grantor's books and records pertaining to the Collateral, and the Grantor shall, during the continuance of a Default, turn over copies of such books and records and during the continuation of an Event of Default turn over any such books and records, in each case, to the Grantee or to its representatives during normal business hours at the request of the Grantee.

          (d) Right of Inspection.  The Grantee and its representatives shall at
              -------------------
     all reasonable times also have the right to enter into and upon any premises where any of the Equipment or any records with respect to the Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (e) Compliance with Laws.  The Grantor will comply in all material
              --------------------
     respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Grantor's business; provided that
                                                                 --------
     the Grantor may contest any

     Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Grantee, adversely affect the Grantee's rights or the priority of its Liens on the Collateral.

          (f) Limitation on Liens on Collateral.  The Grantor will not create,
              ---------------------------------
     incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and will defend the right, title and interest of the Grantee in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (g) Limitations on Dispositions of Collateral.  The Grantor will not
              -----------------------------------------
     sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so.

          (h) Maintenance of Equipment.  The Grantor will maintain each item
              ------------------------
     of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

          (i) Maintenance of Insurance.  The Grantor will maintain, with
              ------------------------
     financially sound and reputable companies, insurance policies on the Equipment in at least such amounts and against at least such risks (but including in any event public liability, business interruption and storm damage) as are usually insured against in the same general area by companies engaged in the same or a similar business. All such policies shall (i) contain a breach of warranty clause in favor of the Grantee, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Grantee of written notice thereof, (iii) name the Grantee as loss payee of each such policy and (iv) name the Grantee as insured to the extent of its interests under each such policy. The Grantor shall deliver to the Grantee any other information as to the insurance carried with respect to the Equipment as the Grantee may reasonably request.

          (j) Further Identification of Collateral.  The Grantor will furnish to
              ------------------------------------
     the Grantee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Grantee may request, all in reasonable detail.

          (k) Notices.  The Grantor will advise the Grantee promptly, in
              -------
     reasonable detail, at its address set forth in the Note Purchase Agreement,
     (i) of any Lien (other than Liens created hereby or permitted under the Note Purchase Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

          (l) Changes in Locations, Name, etc.  Unless the Grantor takes such
              -------------------------------
     action as the Grantee may request to preserve at all times the Liens hereunder, the Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in Section
                                                                     -------
     4(d) or remove its books and records from the location specified in Section
     ----                                                                -------
     4(e), (ii) permit any of the Equipment to be kept at a location other than
     ----
     those listed on Schedule I hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Grantee in connection with this Security Agreement would become seriously misleading.

          6.  Grantee's Appointment as Attorney-in-Fact.
              -----------------------------------------

          (a) Powers.  The Grantor hereby irrevocably constitutes and appoints
              ------
the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Grantee's discretion, upon the occurrence and during the continuance of any Event of Default, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Grantee the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

          (i) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

          (ii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Grantee or as the Grantee shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Grantee may deem appropriate; and
     (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Grantee were the absolute owner thereof for all purposes, and to do, at the Grantee's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Grantee deems necessary to protect, preserve or realize upon the Collateral and the Grantee's thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) Other Powers.  The Grantor also authorizes the Grantee, at any
              ------------
time and from time to time, to execute, in connection with the sale provided for in this Section 6 or in Section 9 hereof, any endorsements, assignments or other
        ---------       ---------
instruments of conveyance or transfer with respect to the Collateral.

          (c) No Duty on Grantee's Part.  The powers conferred on the Grantee
              -------------------------
hereunder are solely to protect the Grantee's interests in the Collateral and shall not impose any duty upon the Grantee to exercise any such powers. The Grantee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

          7.  Proceeds.  It is agreed that if an Event of Default shall occur
              --------
and be continuing (a) upon written notice by the Grantee to the Grantor, all Proceeds (relating to the Collateral) received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Grantee, segregated from other funds of the Grantor, and, forthwith upon receipt by the Grantor, shall be turned over to the Grantee in the exact form received by the Grantor (duly endorsed by the Grantor to the Grantee, if required), and (b) any and all such Proceeds received by the Grantee (whether from the Grantor or otherwise) may, in the sole discretion of the Grantee, be held by the Grantee as collateral security for, and/or then or at any time thereafter may be applied by the Grantee against, the Obligations (whether matured or unmatured), such application to be in such order as the Grantee shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

          8.  Remedies.  If an Event of Default shall occur and be continuing,
              --------
the Grantee may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Grantee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor, any guarantor, or any other Person (all and each of which demands, defenses, advertisements and notices being hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any office of the Grantee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Grantee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released. The Grantor further agrees, at the Grantee's request, to assemble the Collateral and make it available to the Grantee at such places as the Grantee shall reasonably select, whether at the Grantor's premises or elsewhere. The Grantee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Grantee and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Grantee may elect, and only after such application and after the payment by the Grantee of any other amount required by any provision of law, including, without limitation, Section 9-504(i)(c) of the Code, need the Grantee account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Grantee arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Grantee to collect such deficiency.

          9.  Limitation on Duties Regarding Preservation of Collateral.  The
              ---------------------------------------------------------
Grantee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Grantee deals with similar property for its own account. Neither the Grantee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

          10. Powers Coupled with an Interest.  All authorizations and agencies
              -------------------------------
herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          11.  Limitation on Lines of Business.  Nothing contained in this
               -------------------------------
Security Agreement shall be deemed or construed as modifying in any way the restrictions on Grantor's activities as set forth in Section 11.9 of the Note Purchase Agreement.

          12.  Severability.  Any provision of this Security Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.  Section Headings.  The section headings used in this Security
               ----------------
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          14.  No Waiver; Cumulative Remedies.  The Grantee shall not by any act
               ------------------------------
(except by a written instrument pursuant to Section 15), delay, indulgence,
                                            ----------
omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Grantee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Grantee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Grantee or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          15.  Waivers and Amendments; Successors and Assigns.  None of the
               ----------------------------------------------
terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Grantee; provided that any provision of this Security
                             --------
Agreement may be waived by the Grantee; in a written letter or agreement executed by the Grantee; or by telex or facsimile transmission from the Grantee. This Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Grantee and its successors and assigns.

          16.  Governing Law.  THIS SECURITY AGREEMENT AND THE RIGHTS AND
               -------------
OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER

JURISDICTIONS TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS MANDATORILY APPLICABLE PURSUANT TO THE LAWS OF SUCH JURISDICTION.

          17.  Notices.  Notices hereunder may be given by mail, by telex or by
               -------
facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Note Purchase Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent. The Grantor may change its address and transmission number by written notice to the Grantee, and the Grantee may change its address and transmission number by written notice to the Grantor.

          18.  Authority of Grantee.  The Grantor acknowledges that the rights
               --------------------
and responsibilities of the Grantee under this Security Agreement with respect to any action taken by the Grantee or the exercise or non-exercise by the Grantee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall be governed by the Note Purchase Agreement.

          19.  Counterparts.  This Security Agreement may be executed in
               ------------
counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          20.  Termination.  Upon the earlier to occur of (a) the Initial Series
               -----------
B Closing Date and (b) the repayment of all amounts owing under the Extended Payment Facility and the Grantor entering into the Credit Agreement and obtaining term loans thereunder in an aggregate principal amount of $75,000,000 on or prior to September 30, 1998, the Security Agreement shall terminate and Grantee, at the request and expense of Grantor, will promptly execute and deliver to the Grantee the proper instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the termination of the Security Agreement, and will duly assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty of any law) such of the Collateral as may be in the possession of the Grantee and has not theretofore been disposed of or otherwise applied or released.

          IN WITNESS WHEREOF, the Grantor and the Grantee have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                              TELECORP PCS, INC.


                              By: _______________________________
                                 Title:


                              LUCENT TECHNOLOGIES INC.

                              By: _______________________________
                                 Title:

                                                                      SCHEDULE I
                                                           TO SECURITY AGREEMENT




                              TELECORP PCS, INC.
            1101 17th Street NW, 9th Floor, Washington D.C., 20036




                             LOCATION OF EQUIPMENT
                             ---------------------